UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12
TEREX CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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 Terex Corporation, 45 Glover Avenue, 4th Floor, Norwalk, Connecticut 06850
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2022
The Annual Meeting of Stockholders of Terex Corporation (“Terex” or the “Company”) will be held on Thursday, May 19, 2022, at 10:00 a.m., Eastern Time (the “Annual Meeting”). We are pleased to announce that this year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted live via the Internet. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/terex2022. At the Annual Meeting, the following items of business will be considered:
1.To elect eight (8) directors of the Company to hold office for one year or until their successors are duly elected and qualified.
2.To hold an advisory vote to approve the compensation of the Company’s named executive officers.
3.To approve an amendment to the Terex Corporation Deferred Compensation Plan to comply with New York Stock Exchange regulations.
4.To ratify the selection of KPMG LLP as the independent registered public accounting firm for the Company for 2022.
5.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Board of Directors of the Company has fixed the close of business on March 23, 2022 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.
The United States Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders on the Internet. We are pleased to utilize these rules and believe that they enable us to provide our stockholders with the information that they need while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.
On or about April 1, 2022, we will be mailing our Notice of Internet Availability of Proxy Materials to most of our stockholders, which contains instructions for our stockholders’ use of this process, including how to access our 2022 Proxy Statement and 2021 Annual Report and how to vote online. If you received only a Notice of Internet Availability of Proxy Materials this year, the Notice contains instructions on how you may receive a paper copy of the Proxy Statement and Annual Report.
EVERY STOCKHOLDER’S VOTE IS IMPORTANT. While all stockholders are invited to attend the Annual Meeting virtually via the Internet, we urge you to vote whether or not you will be present at the Annual Meeting. You may vote by telephone or via the Internet. If you received a paper copy of the proxy card by mail, you may complete, date and sign the proxy card and return it in the envelope provided. No postage is required if the proxy card is mailed in the United States. You may withdraw your proxy or change your vote at any time before your proxy is voted, either by voting at the Annual Meeting, by proxy, by telephone or via the Internet. Please vote promptly in order to avoid the additional expense of further solicitation.
BY ORDER OF THE BOARD OF DIRECTORS,
SCOTT POSNER
Secretary
April 1, 2022
Norwalk, Connecticut

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PROXY SUMMARY
2022 ANNUAL MEETING OF STOCKHOLDERS INFORMATION

Date: Thursday, May 19, 2022	Record Date: March 23, 2022
Time: 10:00 a.m. Eastern Time	Stock Symbol: TEX
Location: Live via the Internet at	Stock Exchange: New York Stock Exchange (“NYSE”)
www.virtualshareholdermeeting.com/terex2022	Corporate Website: www.terex.com

This proxy summary is intended to provide important information related to the Annual Meeting (as defined below). As this is only a summary, Terex Corporation (“Terex” or the “Company”) encourages you to read the entire Proxy Statement for more information prior to voting.
Terex is a global manufacturer of aerial work platforms and materials processing machinery. We design, build and support products used in construction, maintenance, manufacturing, energy, minerals and materials management applications. Terex products and solutions enable customers to reduce their environmental impact including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with customers through all stages of the product life cycle, from initial specification and financing to parts and service support.

Our Purpose	Our Mission	Our Vision
To help improve the lives of people around the world	To provide solutions to our Machinery and Industrial Product customers that yield superior productivity and return on investment
Customer: to be the most customer responsive company in the industry as determined by our customers

Financial: to be the most profitable company in the industry as measured by ROIC

Team Member: to be the best place to work in the industry as determined by our team members

Quick Facts about Terex

Founded 1986	Manufacturing Locations 10 North America 10 Western Europe 5 Asia Pacific	Worldwide Headquarters Norwalk, Connecticut, USA

2021 Net Sales $3.9 billion	2021 Net Sales by Geography North America: 55% Western Europe: 22% Asia Pacific: 17% Rest of World: 6%	2021 Net Sales by Segment Aerial Work Platforms: 56% Materials Processing: 44%

2021 Operating Income $328.0 million	2021 Operating Income by Segment Aerial Work Platforms: 39% Materials Processing: 61%	2021 Earnings Per Share $3.07

2022 PROXY STATEMENT	1

PROXY SUMMARY

Corporate Governance Highlights

✓ All Terex directors are independent other than the CEO
✓ Effective Lead Director structure
✓ Regular independent director executive sessions
✓ 37.5% of Terex directors are women
✓ 25% of Terex directors are racially diverse
✓ Comprehensive Code of Ethics and Conduct

✓ Thorough director onboarding process
✓ Annual Board and Committee self-evaluations
✓ Board oversight of ESG
✓ Robust stock ownership guidelines for directors and executive officers
✓ We have clawback provisions in our incentive compensation plan
✓ No poison pill

OUR PROACTIVE COVID-19 RESPONSE
Terex’s actions are always guided by our values. We consistently act with integrity, operate with excellence and care for our team members, customers and communities. That is true every year, but it was especially important in 2021 as the world had to deal with unprecedented challenges brought on by the COVID-19 pandemic.
All Terex team members have contributed to our effort to continue to produce and service equipment for our customers while following the protocols and maintaining a safe working environment. This was driven by our team members continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety remains the top priority in the Company, driven by Think Safe, Work Safe, Home Safe.
The pandemic tested the mettle of our 8,600 team members in 2021 as we faced the challenges of COVID-19. Thanks to our teamwork and commitment to our values, we met those challenges and succeeded. We continued to operate safely as we delivered for our customers.
CONTINUED FOCUS ON ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
To underscore that ESG is integral to all we do, in 2021, Terex established an executive level ESG Steering Committee. The committee responsibilities include developing and implementing the Company’s ESG strategy, incorporating ESG into management routines, and measuring and monitoring progress.
Our Board of Directors is directly involved with ESG. They oversee ESG, including risks, opportunities, and how ESG informs and influences our Company’s strategy. The Board is updated regularly on many aspects of ESG, both as a full Board and in committee meetings. In 2021, ESG responsibilities were added to each of the committees of the Board.
WE ARE COMMITTED TO DIVERSITY, EQUITY & INCLUSION (DEI)
Terex is committed to increasing and retaining demographic diversity at all levels of our global workforce. We value team members of every race, gender, age, religion, identity or experience. We encourage, value and support non-majority team members in all of our facilities worldwide. We actively seek their engagement and partnership, as we understand that diversity of background, thought and experience leads to improved problem-solving and greater innovation.
We want all of our team members to have the opportunity to reach their full potential in support of Terex goals. Our culture is defined by our Terex Way values — Integrity, Respect, Improvement, Servant Leadership, Courage and Citizenship. Our values of Respect and Improvement guide us to maintain an inclusive, supportive, equitable, and safe workplace, and to encourage and embrace diverse voices.
Diversity in and of itself is not sufficient. We strive to be fair and impartial in our decisions, ensuring Equity within our workplace. And we know that creating a culture of Inclusion for all our team members is essential. We are committed to all three elements of DEI so we can make Terex the kind of place where every team member feels valued, listened to, and appreciated.
In 2020, we pledged to expand our primary DEI focus from increasing the representation of women globally to increasing the representation of under-represented groups in the United States. We seek to ensure that members of under-represented groups have the sense of belonging and can thrive within our organization. We made great progress on this pledge in 2021. Our Company appointed a director to lead global diversity. We also established a DEI Global Governance Council to provide leadership and support and launched global affinity groups across a variety of dimensions to promote connection belonging.
WE HAVE AN ENGAGED, DIVERSE AND INDEPENDENT BOARD OF DIRECTORS
The Terex Board of Directors (the “Board”) is committed to ethical conduct and good corporate governance. Our Board oversees the strategic direction of our company, promotes the long-term interests of our shareholders, and drives management accountability.
Directors are selected to serve on our Board based on their integrity, diversity, experience, sound judgment in areas relevant to the Company’s businesses, and willingness to commit the time required to the Board.
We are proud of the diversity of our Board. Three of our eight directors are women, one is Caribbean-American, and one is Native American. Our directors are also diverse in their skills and experiences in industry, operations, financial, international or other attributes.

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PROXY SUMMARY

General Information About the Annual Meeting and Voting
This Proxy Statement is furnished to stockholders of Terex in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., Eastern Time, on May 19, 2022, virtually via the Internet at www.virtualshareholdermeeting.com/terex2022 and at any adjournments or postponements thereof (collectively, the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).
During the Annual Meeting, the Company will also give stockholders the opportunity to ask questions of the Company’s Compensation and Human Capital Committee chairperson and provide feedback on the Company’s executive compensation program.
As of March 23, 2022, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had outstanding 69,974,209 shares of common stock, $.01 par value per share (“Common Stock”).
Under rules and regulations of the United States Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner of our Common Stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) by mail to all of our stockholders, other than to stockholders who previously elected to receive a printed copy of the proxy materials. Those stockholders that previously elected to receive printed proxy materials will each receive such materials by mail. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Internet Notice. Instead, the Internet Notice will instruct you how you may access and review all of the important information contained in the proxy materials over the Internet. The Internet Notice also instructs you how you may submit your proxy via telephone or the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Notice.
We are mailing the Internet Notice to our stockholders on or about April 1, 2022.
Each share of Common Stock is entitled to one vote per share for each matter to be voted on at the Annual Meeting. Nominees for the Board will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve an amendment to the Terex Corporation Deferred Compensation Plan, provided that the total votes cast on these proposals represent over 50% of the total number of shares entitled to vote on this proposal. Each other matter to be voted upon at the meeting requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.
A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the aggregate number of votes entitled to be cast. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. With respect to all matters to be voted upon at the Annual Meeting, abstentions will have the effect of a negative vote and broker non-votes will not be considered as votes cast and thus will have no effect on the outcome of the vote.
Proxy solicitations by the Board will be made by mail, by phone, via the Internet or by personal interviews conducted by officers or employees of the Company. All costs of solicitations, including (a) printing and mailing of the Notice of Internet Availability of Proxy Materials, (b) the printing and mailing of this Proxy Statement and accompanying material, (c) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company’s stock, and (d) supplementary solicitations to submit proxies, if any, will be borne by the Company.

2022 PROXY STATEMENT	3

PROXY SUMMARY

How To Vote

In order that your shares of Common Stock may be represented at the Annual Meeting, you are requested to vote your proxy using one of the following methods:

using the internet at www.proxyvote.com	call the number included on your proxy card or notice	mail your signed proxy or voting instruction form	scan this QR code to vote with your mobile device
Brokers may not vote your shares on the election of directors or regarding the compensation of the Company’s named executive officers in the absence of your specific instructions as to how to vote. The Company encourages you to provide instructions to your broker regarding the voting of your shares.
If you vote via the Internet, by telephone, with your mobile device or by mailing a proxy card, we will vote your shares as you direct. For each item being submitted for stockholder vote, you may vote “for” or “against” the proposal or you may abstain from voting.
If you submit a proxy via the Internet, by telephone, with your mobile device or by mailing a proxy card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board as stated in this Proxy Statement and in the Internet Notice, specifically in favor of our nominees for directors, in favor of the compensation of the Company’s named executive officers, in favor of approval of the amendment of the Terex Corporation Deferred Compensation Plan and in favor of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Internet Notice, we know of no other matters to be presented at the Annual Meeting.
Revocation of Proxies – Any stockholder giving a proxy has the right to attend the Annual Meeting to vote his or her shares of Common Stock (thereby revoking any prior proxy). Any stockholder also has the right to revoke the proxy at any time by executing a later-dated proxy, by telephone, via the Internet or by written revocation received by the Secretary of the Company prior to the time the proxy is voted. All properly executed and unrevoked proxies delivered pursuant to this solicitation, if received at or prior to the Annual Meeting, will be voted at the Annual Meeting.
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Voting Recommendation:	Page Reference (for more detail):
Proposal 1: Election of directors	FOR	5
Proposal 2: Advisory vote to approve the compensation of the named executive officers	FOR	18
Proposal 3: Approval of an Amendment to the Terex Corporation Deferred Compensation Plan	FOR	45
Proposal 4: Ratify the selection of KPMG LLP as the independent registered public accounting firm for the Company for 2022	FOR	47

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DIRECTORS AND GOVERNANCE

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, eight (8) directors of the Company are to be elected to hold office until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Each director shall be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, the proxies received by the Company will be voted FOR the election of the eight nominees listed below, all of whom are presently members of the Board.
Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. However, should any of the nominees for director decline or become unable to serve if elected, it is intended that the Board will vote for the election of such other person as director as it shall designate. The Company has no reason to believe that any nominee will decline or be unable to serve if elected.
In the event of an uncontested election, as is the case this year, any nominee for director who is a current director and receives less than a majority of the votes cast in person or by proxy at the Annual Meeting shall offer to resign from the Board. While the Board does not believe that in each such case a director should necessarily leave the Board, this presents an opportunity for the Board, through its Governance, Nominating and Corporate Responsibility Committee, to consider the resignation offer.
The information set forth below has been furnished to the Company by the nominees and sets forth for each nominee, as of March 24, 2022, such nominee’s name, business experience for at least the past five years, other directorships held and age. There is no family relationship between any nominee and any other nominee or executive officer of the Company. For information regarding the beneficial ownership of the Common Stock by the current directors of the Company, see “Security Ownership of Certain Beneficial Owners and Management.”
The Governance, Nominating and Corporate Responsibility Committee of the Board has nominated each of the following individuals based on various criteria, including, among others, a desire to maintain a balanced experience and knowledge base within the Board, the nominees’ personal integrity, independence, diversity, experience, sound judgment and willingness to devote necessary time and attention to properly discharge the duties of director, and the ability of the nominees to make positive contributions to the leadership and governance of the Company. All the nominees have been directors since last year’s annual meeting.

The Board recommends that the stockholders vote FOR the following nominees for director.

Name	Age	Positions and Offices with Company	First Year As Company Director
Paula H. J. Cholmondeley	74	Director	2004
Donald DeFosset	73	Director	1999
John L. Garrison, Jr.	61	Chairman and Chief Executive Officer	2015
Thomas J. Hansen	73	Director	2008
Sandie O’Connor	55	Director	2020
Christopher Rossi	57	Director	2021
Andra Rush	61	Director	2017
David A. Sachs	62	Lead Director	1992

2022 PROXY STATEMENT	5

DIRECTORS AND GOVERNANCE
Paula H. J. Cholmondeley
Business Experience: Paula H. J. Cholmondeley was a private consultant on strategic planning from 2004 through 2009. Ms. Cholmondeley served as Vice President and General Manager of Sappi Fine Paper, North America from 2000 through 2004, where she had profit and loss responsibility for their Specialty Products division. Ms. Cholmondeley held senior positions with various other companies from 1980 through 1998, including Owens Corning, The Faxon Company, Blue Cross of Greater Philadelphia, and Westinghouse Elevator Company, and also served as a White House Fellow assisting the U.S. Trade Representative during the Reagan administration. Ms. Cholmondeley, a former certified public accountant, is an alumnus of Howard University and received a Masters Degree in Accounting from the University of Pennsylvania, Wharton School of Finance. Ms. Cholmondeley is also a director of Bank of the Ozarks, Inc. and is an independent trustee of Nationwide Mutual Funds. Previously, Ms. Cholmondeley served as a director of Ultralife Corporation from 2004 through 2010, Albany International Corporation from 2005 to 2013, Minerals Technologies Inc. from 2005 to 2014, Dentsply International Inc. from 2001 to 2016 and Kapstone Paper and Packaging Corporation from 2016 to 2018.
Qualifications: Ms. Cholmondeley has significant financial and operations experience with several international manufacturing companies, held executive positions where she was responsible for operating manufacturing based businesses, leading strategic planning and involved in preparing financial statements as the chief financial officer of a large insurance company. She also has been heavily involved in technology development, as well as building, growing and selling manufacturing operations. Ms. Cholmondeley also currently serves as a part-time faculty member for the National Association of Corporate Directors (“NACD”). She is a NACD Board Leadership Fellow, was selected in 2015 to NACD Directorship 100, and is also a NACD Certified Director. As a result of these professional and other experiences, and as Ms. Cholmondeley is an African American female raised in the Caribbean, she brings diverse perspectives and experiences, which provides the Board with greater insight into the Company’s financial, operational and governance matters.
Donald DeFosset
Business Experience: Donald DeFosset retired in 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset served since November 2000 as President and CEO, and since March 2002 as Chairman, of Walter Industries. Previously, he was Executive Vice President and Chief Operating Officer of Dura Automotive Systems, Inc. (“Dura”), a global supplier of engineered systems, from October 1999 through June 2000. Before joining Dura, Mr. DeFosset served as a Corporate Executive Vice President, President of the Truck Group and a member of the Office of Chief Executive Officer of Navistar International Corporation from October 1996 to August 1999. Mr. DeFosset also serves as a director of National Retail Properties Inc., Regions Financial Corporation and ITT Corporation. Previously, Mr. DeFosset served as a director of James Hardie Industries N.V. from 2006 through 2008 and Enpro Industries, Inc. from 2008 through 2011.
Qualifications: Mr. DeFosset has considerable experience as a chief executive of a large diversified industrial company and as a senior executive of an international machinery manufacturer. Mr. DeFosset has been a member of the Board since 1999 and accordingly has an extensive knowledge of the Company. As a result, Mr. DeFosset provides the Board with key knowledge and insights into the Company’s manufacturing, operational and financial matters.
John L. Garrison, Jr.
Business Experience: John L. Garrison, Jr. was appointed President and Chief Executive Officer of Terex Corporation on November 2, 2015. Mr. Garrison was nominated to serve as Chairman of the Board effective August 15, 2018. Mr. Garrison also took on the additional responsibilities of President, Terex Aerial Work Platforms (AWP), from June 2020 through July 2021. Previously, Mr. Garrison was President and Chief Executive Officer of Bell Helicopter, a segment of Textron, Inc., from 2009 to 2015. Prior to that, Mr. Garrison served as President of Textron’s industrial segment, which comprises four businesses: E-Z-GO golf cars, Greenlee, Jacobsen and Kautex. Prior to that he was President of E-Z-GO. Mr. Garrison joined Textron in 2002 from Azurix Corporation, a global water company, where he was President, Chairman and CEO. He was previously Vice President and General Manager of Case Corporation’s North American Agricultural Group, and Vice President and General Manager of the Case Agricultural Systems Group. Mr. Garrison also serves as a director of Flowserve Corporation.
Qualifications: Mr. Garrison is a proven leader with considerable experience across a variety of industries, including substantial operations experience as President of large international manufacturers. Based on his current role as Chairman and Chief Executive Officer of the Company, Mr. Garrison provides the Board with skillful leadership and insight into the Company’s global operations.

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DIRECTORS AND GOVERNANCE
Thomas J. Hansen
Business Experience: Thomas J. Hansen retired in March 2012 as Vice Chairman of Illinois Tool Works Inc. (“ITW”), a manufacturer of fasteners and components, consumable systems and a variety of specialty products and equipment, and was responsible for ITW’s worldwide Automotive Components and Fastener, Fluids and Polymers, Industrial Metal and Plastic and Construction businesses. He served as Vice Chairman from 2006 until March 2012. From 1998 until May 2006, Mr. Hansen served as Executive Vice President of ITW. Mr. Hansen joined ITW in 1980 as sales and marketing manager of the Shakeproof Industrial Products businesses and held several other positions of increasing responsibility with the company. Mr. Hansen was a member of the Northern Illinois University’s Executive Club, a former member of the Economics Club of Chicago, the former Chairman of the ITW Better Government Council, and a former member of the Board of Trustees of MAPI (Manufacturers Alliance). Mr. Hansen also serves as a director of Mueller Water Products, Inc. and Standex International Corporation. Previously, Mr. Hansen served as a director of CDW Corporation from 2005 through 2008.
Qualifications: Mr. Hansen has served as a senior executive of a large diversified industrial manufacturing company facing the same set of external economic, social and governance issues as the Company. He also has significant experience in mergers and acquisitions and operating a company consisting of many business units brought together by acquisitions. As a result, Mr. Hansen provides the Board with a deep understanding of the complexities of operating a large multi-national business.
Sandie O’Connor
Business Experience: Sandie O’Connor retired as the Chief Regulatory Affairs Officer for JPMorgan Chase, a global financial services firm. In this capacity, she set the firm’s comprehensive regulatory strategy and led engagement with G-20 international standard setters, regulators and policymakers regarding evolving regulation and legislation. Using her extensive market expertise and deep understanding of capital flows, balance sheets and market liquidity she provided meaningful perspectives on impact on clients, business activity and economic growth. Concurrently, she served on several firm-wide governance committees and as Chair of the JPMorgan Chase Foundation Investment Committee. Prior to this role, she held several leadership positions spanning corporate functions as well as client facing businesses including Global Treasurer and head of Prime Services. Ms. O’Connor joined JPMorgan in 1988 and over a 30-year career, held positions of increasing responsibility within the company’s Investment Bank and Corporate divisions. Ms. O’Connor has served on several public/private teams to support the integrity and efficiency of markets including as Chair Emeritus of the Federal Reserve Board’s Alternative Reference Rates Committee and as a former member of the Treasury Markets Practices Group sponsored by the Federal Reserve Bank of NY. Ms. O’Connor has been a Board member of several financial services industry trade associations including Securities Industry and Financial Markets Association and is former Chair of the Global Financial Markets Association. Currently, Ms. O’Connor serves on a Task Force on Financial Stability, as well as on Advisory Committees for the Office of Financial Research and FDIC Systemic Resolution and is a member of the Economic Club of NY. Ms. O’Connor also serves as a director of The Bank of New York Mellon Corporation.
Qualifications: Ms. O’Connor is a recognized financial industry expert and leader with unique insights on how evolving market structure impacts behaviors of financial institutions, corporations and government. She has deep capital markets, balance sheet and risk management expertise as well as global business building experience. As a result of these professional experiences, Ms. O’Connor brings diverse experiences and global perspectives which are important for the Board, and she provides vital insight to the Board on many issues, including capital markets, treasury and liquidity related matters and enterprise risk.
Christopher Rossi
Business Experience: Christopher Rossi is President and Chief Executive Officer and a member of the Board of Directors of Kennametal, Inc. (“Kennametal”), a global supplier of tooling and industrial materials, and has served in such positions since August 2017. Prior to joining Kennametal, Mr. Rossi was CEO of Dresser-Rand at Siemens Aktiengesellschaft, from 2015 to 2017. Dresser-Rand is part of the Siemens business, a leading global supplier of custom-engineered rotating equipment solutions for the oil, gas, petrochemical, power and process industries. During his 30 years at Dresser-Rand, Mr. Rossi was responsible for various areas including Engineering, Production, Supply Chain Management, Sales and Business Development, and held numerous leadership positions including Executive Vice President of Global Operations, Vice President of Technology and Business Development, Executive Vice President of Product Services Worldwide, Vice President and General Manager of North American Operations, Vice President and General Manager of Painted Post Operation, and Vice President, Supply Chain Management Worldwide.

2022 PROXY STATEMENT	7

DIRECTORS AND GOVERNANCE
Qualifications: Mr. Rossi is a chief executive officer of a large international manufacturing company facing the same set of external economic, social and governance issues as the Company. Mr. Rossi is a highly experienced leader of complex global businesses with a track record of leading transformation and growth under all market conditions. As a sitting CEO, Mr. Rossi brings diverse manufacturing, technology, and strategy experience as well as leadership skills to the Company. He is a strong proponent of a vibrant corporate culture focused on performance and accountability, and we see an excellent fit with the Company. As a result, Mr. Rossi provides the Board with a deep and contemporaneous understanding of the complexities of operating a large multi-national business.
Andra Rush
Business Experience: Andra M. Rush is the founder, chair and CEO of the Rush Group family of companies, which includes Dakkota Integrated Systems, for which Ms. Rush is also the chair, president and CEO, and Rush Supply Chain Management. In such role, Ms. Rush leads one of the largest Native American-owned businesses in the United States. The Rush Group specializes in component manufacturing, complex assembly and sequencing, and supply chain management. Ms. Rush also previously founded and served as the chair and CEO of Rush Trucking Company, and the chair, CEO and managing member of Rush Supply Chain Management, until 2020. Ms. Rush previously served two terms on the U.S. Manufacturing Council, the principal private sector panel that advises the U.S. Commerce Secretary on government policies and programs and their impact on the manufacturing sector.
Qualifications: Ms. Rush is an accomplished executive officer of businesses that specialize in manufacturing components, complex assembly and sequencing, as well as supply chain management, logistics and freight distribution. Ms. Rush’s extensive knowledge and significant experience in supply chain and logistics is particularly valuable to the Company when handling any complicated sourcing matters. Additionally, as a result of her professional experiences, and as Ms. Rush is a Native American female, she brings diverse perspectives and experiences, which are important for the Board.
David A. Sachs
Business Experience: David A. Sachs is a Partner of Ares Management Corporation (“Ares”) and co-founder of the firm, where he serves as an investment committee member on Ares direct lending, tradable credit private equity group funds, as well as the Ares real estate group’s real estate debt and real estate equity investments. Mr. Sachs also serves as a Chairman and director of Ares Dynamic Credit Allocation Fund, Inc. and as a Chairman and trustee of CION Ares Diversified Credit Fund.
Qualifications: Mr. Sachs has extensive knowledge of global capital markets and is valuable to the Board’s discussions of the Company’s capital and liquidity needs. Mr. Sachs has been a member of the Board since 1992 and accordingly has an extensive knowledge of the Company. As a result, Mr. Sachs provides vital insight to the Board on many issues, including capital markets, treasury and liquidity related matters.

Summary of Director Skills, Experience & Attributes

Director	CEO Experience	Capital Markets or Public Company CFO Experience	Industry/ Manufacturing	International Business	Institutional Knowledge	General Financial Acumen	Corporate Governance/ Board Experience	Indepen-dent
Paula H. J. Cholmondeley		✔	✔	✔	✔	✔	✔	✔
Donald DeFosset	✔		✔	✔	✔	✔	✔	✔
John L. Garrison, Jr.	✔		✔	✔	✔	✔	✔
Thomas J. Hansen			✔	✔	✔	✔	✔	✔
Sandie O’Connor		✔		✔		✔	✔	✔
Christopher Rossi	✔		✔	✔		✔	✔	✔
Andra Rush	✔		✔			✔	✔	✔
David A. Sachs		✔		✔	✔	✔	✔	✔

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Summary of Director Diversity

Director	GENDER		RACE/ETHNICITY
	Male	Female	African American/ Caribbean American	Asian/Pacific Islander	White/Caucasian	Hispanic/Latino	Native American
Paula H. J. Cholmondeley		✔	✔
Donald DeFosset	✔				✔
John L. Garrison, Jr.	✔				✔
Thomas J. Hansen	✔				✔
Sandie O’Connor		✔			✔
Christopher Rossi	✔				✔
Andra Rush		✔					✔
David A. Sachs	✔				✔

Board Meetings and Corporate Governance
The Board met six times in 2021 at regularly scheduled and special meetings. All of the directors in office during 2021 attended at least 75% of the meetings of the Board and all committees of the Board on which they served during 2021. It is the Company’s policy, as stated in the
Company’s Governance Guidelines (the “Guidelines”), that each director is expected to attend the annual meeting of stockholders. All of the directors then in office attended the Company’s previous annual meeting of stockholders held on May 6, 2021.

Director Independence
It is the Company’s policy that the Board consists of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of any other applicable regulatory authority, including the SEC. The Board annually reviews the relationship of each director with the Company, and only those directors who the Board affirmatively determines have no material relationship with the Company are deemed to be independent directors. The Guidelines specifically define what is deemed to be a material relationship between the Company and an independent director. The following are the relationships that the Board considers in making its independence determination:
(i)whether the director or any of his or her immediate family members is or was within the past five years an officer of the Company;
(ii)whether the director is or was within the past five years an employee of the Company;
(iii)whether the director or any of his or her immediate family members is or was during the past five years affiliated with, or employed by, any past or present auditor of the Company (or an affiliate thereof);
(iv)whether the director or any of his or her immediate family members is or was within the past five years part of an interlocking directorate in which an executive officer of the Company serves or served on the compensation committee of a company that concurrently employs or employed the director or any of his or her immediate family members;
(v)whether the director is an executive officer, a partner, member, of counsel or beneficial owner of more than ten percent (10%) of the equity interest of a customer of, or a supplier of goods or services (including, without limitation, any investment banking firm or law firm) to, the Company where the amount involved in any of the last three fiscal years exceeds certain thresholds;
(vi)whether the director is an executive officer, a partner or beneficial owner of more than ten percent (10%) of the equity interest of a company to which the Company was indebted at the end of any fiscal quarter during the Company’s most recently completed fiscal year or current fiscal year in an amount in excess of five percent (5%) of the Company’s total consolidated assets at the end of such fiscal year;
(vii)whether the director is an executive officer, a partner or beneficial owner of more than ten percent (10%) of the equity interest of a company which was indebted to the Company;

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(viii)whether the director or any of his or her immediate family members was indebted to the Company, other than in the ordinary course of business of the Company and the business of the director or the member of his or her immediate family, as applicable, at the end of any fiscal quarter during the Company’s most recently completed fiscal year or current fiscal year in an amount in excess of $100,000 at the end of such fiscal year;
(ix)whether the director is affiliated with a tax-exempt entity that within the preceding three years received the greater of (x) $1 million or (y) two percent (2%) of its consolidated gross revenues from the Company (based on the tax-exempt entity’s most recently completed fiscal year);
(x)whether the director or any of his or her immediate family members is during the current fiscal year or was during the most recently completed fiscal year a party to a transaction or series of similar transactions with the Company or its subsidiaries (excluding director fees, stock options and other director compensation), other than on arm’s-length terms where the amount involved is not material to either party;
(xi)whether the director or any of his or her immediate family members received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service within the past three years; and
(xii)whether the director has any other relationships with the Company or the members of management of the Company that the Board has determined to be material and which are not described in (i) through (xi) above.
After consideration of all applicable matters, the Board determined, based on the above criteria, that none of the directors has a material relationship with the Company other than as a director or as a stockholder except for Mr. Garrison, who is not an independent director. The Board considered that Mr. Rossi is the President, CEO and a director of Kennametal, a company that the Company has conducted business with in the past. It was noted that the dollar value of transactions between the Company and Kennametal was less than 0.1% of the Company’s 2021 net sales. Accordingly, the Board has determined that all of the nominees for director are independent directors except for Mr. Garrison, who has been nominated to serve on the Board as a result of his position as Chief Executive Officer of the Company and is currently Chairman of the Board.

Board Leadership Structure
The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, but the Company’s Chief Executive Officer, based on his proximity to the business, is in the best position to identify areas of focus for the Board and set the Board’s initial agenda. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board, which is essential to effective governance.

One of the key responsibilities of the Board is to approve management’s strategic direction and hold management accountable for the execution of strategy once it is approved. The Board believes the combined role of Chairman and Chief Executive Officer, working collaboratively with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Since 2018, the Board has determined that, because the offices of Chairman and Chief Executive Officer have been combined in Mr. Garrison, it has been desirable for the Company to have an independent director serve as Lead Director of the Board. The Lead Director provides independent leadership and guidance to the Board. The Lead Director acts as a liaison between senior management and the Board and provides guidance to senior management on issues that arise in between Board meetings. In addition, the Lead Director presides at all executive sessions of the non-management directors and consults with Mr. Garrison on the setting of the Board agenda. Mr. Sachs has held the position of Lead Director since 2018.

Risk Oversight
Management is responsible for identification of key risks and for development and implementation of processes for the mitigation and monitoring of risks. Management provides enterprise risk management assessments to the

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Board that describes the most significant risks facing the Company, measures the relative magnitude of the risks, identifies the key drivers for the risks, describes the control measures in place for the risks and discusses the outlook for the risks. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through direct presentations and committee reports about such risks. The Audit Committee oversees management of financial risks, financial controls, cyber risk, internal audit and potential conflicts of interest and receives regular internal audit and compliance risk updates from the leader of the Company’s audit services function as well as the Company’s Chief Ethics and Compliance Officer. The Company’s Compensation and Human Capital Committee is responsible for overseeing the management of risks relating to the Company’s human capital management and executive compensation plans and arrangements. The Governance, Nominating and Corporate Responsibility Committee manages risks associated with the independence of the Board of Directors as well as environmental, health and safety matters and it receives regular updates from the Company’s Chief Ethics and Compliance Officer on compliance risks.
The Board also reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each, on a regular basis. In addition, management engages in an in-depth review and dialogue with the Board with respect to the most significant risks facing the Company on a rotating basis throughout the year.

Corporate Governance Principles
The Board and the Governance, Nominating and Corporate Responsibility Committee annually review the Company’s corporate governance policies and practices and the Guidelines. The Board believes that the Guidelines effectively assist the Board in the exercise of its duties and responsibilities and serve the best interests of the Company. These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to achieving strategic objectives of the Company while enhancing stockholder value over the long term. The Board and the Governance, Nominating and Corporate Responsibility Committee will continue to review the Guidelines annually and may make changes as they determine are necessary and appropriate, including changes that may be necessary to comply with new or proposed laws, rules or regulations issued by the SEC and the NYSE. A copy of the Guidelines is available at the Company’s website, www.terex.com, under “Investor Relations” – “Governance” – “Corporate Governance Documents.” In addition, a copy of the Guidelines is available in print, without charge, to any stockholder who requests these materials from the Company.
The Board believes that periodic assessment of director performance is an important governance principle. On an annual basis, directors conduct a survey and rate the performance of the Board and its committees. In addition, on a periodic basis, individual director evaluations are conducted by the Chairman and/or the Non-Executive Chairman/Lead Director.
Directors have complete access to management and the Company’s outside advisors, and senior officers and other members of management frequently attend Board and committee meetings at the discretion of the Board or committee, as applicable. It is the policy of the Board that non-management directors also meet privately in executive sessions without the presence of any members of management at each regularly scheduled meeting of the Board and at such other times as the Board shall determine. In addition, the Board may retain and have access to independent advisors of its choice with respect to any issue relating to its activities, and the Company pays the expenses of such advisors.
If you wish to communicate with the non-management directors of the Board, you may correspond by filing a report through The Terex Helpline, 24 hours a day, 7 days a week, via the Internet at www.ethicspoint.com or by calling, toll free, (877) 584-8488 or 1-877-ETHICSP. Reports should be submitted under the category “Director Communications.” The Terex Helpline is administered by Navex Global Inc., an independent third-party provider retained by the Company to offer a comprehensive, confidential and, upon request, anonymous reporting system for receiving communications, complaints and grievances. All communications received through The Terex Helpline are available to the Board.

Code of Ethics and Conduct
The Company has adopted a code of ethics and conduct that applies to all of its directors and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer, among

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others. This code of ethics and conduct is a set of written standards reasonably designed to deter wrongdoing and to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the code. The Company periodically reviews, updates and revises its code of ethics and conduct when it considers appropriate. A copy of the current code of ethics and conduct is available at the Company’s website, www.terex.com, under “Investor Relations” – “Governance” – “Corporate Governance Documents.” In addition, a copy of the code of ethics and conduct is available in print, without charge, to any stockholder who requests this material from the Company.

Board Committees
The Board has an Audit Committee, Compensation and Human Capital Committee and Governance, Nominating and Corporate Responsibility Committee.

Board Committee Membership and Roster

Name of Director	Audit Committee	Compensation and Human Capital Committee	Governance, Nominating and Corporate Responsibility Committee
Paula H.J. Cholmondeley
Donald DeFosset
Thomas J. Hansen
Sandie O’Connor
Christopher Rossi
Andra Rush
David A. Sachs

Committee Chair	Member

Audit Committee Meetings and Responsibilities
The Audit Committee of the Board consists of Mses. Cholmondeley (chairperson), O’Connor and Rush and Mr. Hansen, each of whom is independent as defined in the listing standards of the NYSE and under the Exchange Act. The Audit Committee met ten times during 2021.
Each member of the Audit Committee is required to be financially literate or must become financially literate within a reasonable time after appointment to the Audit Committee, and at least one member of the Audit Committee must have accounting or related financial management expertise.
The Board, in its business judgment, believes that each of the current members of the Audit Committee is financially literate or has accounting or financial management expertise: Ms. Cholmondeley through her education, training and experience as a former certified public accountant and her involvement in preparing financial statements as the Chief Financial Officer of a large insurance company; Mr. Hansen through his business experience as a corporate executive and his involvement in preparing financial statements as a senior executive of a large multinational company; Ms. O’Connor through her extensive market expertise and deep understanding of capital flows, balance sheets and market liquidity and business experience as a Chief Regulatory Affairs Officer and treasurer for a global financial services firm; and Ms. Rush through her business experience as a corporate executive. The Board has determined that each of Mr. Hansen and Mses. Cholmondeley and O’Connor is an “audit committee financial expert,” as such term is defined under the regulations of the SEC.
The Audit Committee assists the Board in fulfilling its oversight responsibilities by meeting regularly with the Company’s independent registered public accounting firm and operating and financial management personnel. The Audit Committee reviews the audit performed by the Company’s independent registered public accounting firm and reports the results of such audit to the Board. The Audit Committee reviews the Company’s annual financial

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statements and all material financial reports provided to the stockholders and reviews the Company’s internal auditing, accounting and financial controls. The Audit Committee provides oversight of the controls and procedures regarding the Company’s publicly reported ESG metrics. The Audit Committee, as well as the Board as a whole, does a self-assessment of its performance annually.
As stated in the Audit Committee Charter, the Audit Committee also reviews related party transactions and any other matters pertaining to potential conflicts of interest or adherence to the Company’s standards of business conduct. Related party transactions must be approved by the Audit Committee, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Audit Committee will consider all relevant factors, including, as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related party transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.
The Audit Committee is also responsible for appointing, setting compensation for, and overseeing the work of, the Company’s independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. On a periodic basis, the Chief Financial Officer of the Company provides the Audit Committee an estimate for the services needed and seeks pre-approval of such services from the Audit Committee. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.
Requests for pre-approval for services must be detailed as to the services to be provided and the estimated total cost and must be submitted to the Company’s Chief Financial Officer. The Chief Financial Officer then determines whether the services requested fall within the guidance of the Audit Committee as to the services that have been pre-approved. If the service was not of a type that was already pre-approved or the estimated cost would exceed the amount already pre-approved, then the Chief Financial Officer seeks pre-approval of the Audit Committee on a timely basis.
The Audit Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the SEC and the NYSE. A copy of the Audit Committee Charter is available at the Company’s website, www.terex.com, under “Investor Relations” – “Governance” – “Corporate Governance Documents.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests this material from the Company. This charter sets out the responsibilities, authority and duties of the Audit Committee.
See “Audit Committee Report” for a discussion of the Audit Committee’s review of the audited financial statements of the Company for the Company’s fiscal year ended December 31, 2021.

Compensation and Human Capital Committee Meetings and Responsibilities
The Compensation and Human Capital Committee of the Board consists of Messrs. DeFosset (chairperson) and Rossi, and Mses. O’Connor and Rush, each of whom is independent as defined in the listing standards of the NYSE. Each member of the Compensation and Human Capital Committee must have a basic understanding of the components of executive compensation and the role of each component as part of a comprehensive program linking compensation to corporate and individual performance in support of the Company’s objectives. The Compensation and Human Capital Committee met ten times during 2021.
The Compensation and Human Capital Committee assists the Board in its responsibilities regarding compensation of the Company’s senior executives and outside directors, including overall responsibility for approving, evaluating and modifying the Company’s plans, policies and programs for compensation of key management personnel. The Compensation and Human Capital Committee establishes compensation arrangements for executive officers and for certain other key management personnel. The Compensation and Human Capital Committee is also responsible for providing general oversight of initiatives related to DEI as well as oversight of the Company’s human capital management practices, including management development and succession planning. The Compensation and Human Capital Committee does a self-assessment of its performance annually.
The Compensation and Human Capital Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the NYSE. A copy of the Compensation and Human Capital Committee Charter is available at the Company’s website, www.terex.com, under “Investor Relations” – “Governance” – “Corporate Governance Documents.” In addition, a copy of the charter is available in print, without charge, to any

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stockholder who requests this material from the Company. This charter sets out the responsibilities, authority and duties of the Compensation and Human Capital Committee. The charter does not provide for any delegation of the Compensation and Human Capital Committee’s duties.
See “Compensation Discussion and Analysis” for a description of the Company’s executive compensation philosophy and executive compensation program, including a discussion of how the compensation of the Company’s executive officers was determined.

Compensation Risk Assessment
The Company conducted a risk assessment of its compensation policies and practices for its employees, including those related to its executive compensation programs. The findings of the risk assessment were discussed with the Compensation and Human Capital
Committee. Based upon the assessment, the Company believes that its compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Compensation and Human Capital Committee Interlocks and Insider Participation
No member of the Compensation and Human Capital Committee served as one of the Company’s officers or employees during 2021 or was formerly an officer of the Company. None of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board or Compensation and Human Capital Committee during 2021. None of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation and Human Capital Committee during 2021.

Governance, Nominating and Corporate Responsibility (GNCR) Committee Meetings and Responsibilities
The GNCR Committee of the Board consists of Messrs. Sachs (chairperson), DeFosset, Hansen and Rossi, and Ms. Cholmondeley, each of whom is independent as defined in the listing standards of the NYSE. The GNCR Committee met five times during 2021.
The GNCR Committee plays a central role in planning the size and composition of the Board, developing criteria and implementing the process of identifying, screening and nominating candidates for election to the Board, recommending corporate governance guidelines and actions to improve corporate governance and evaluating individual director and full Board performance.
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the GNCR Committee applies the criteria set forth in the Guidelines and gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating director nominees, such as race, gender, age, national origin, work experience and tenure with the Board. These criteria include the candidate’s independence, integrity, diversity, experience, sound judgment in areas relevant to the Company’s businesses, and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. Maintaining a balanced experience and knowledge base within the total Board includes considering whether the candidate: (i) is a senior operating executive in a company engaged in the capital and industrial goods industries; (ii) has significant executive management experience for multinational business operations; (iii) has extensive knowledge and experience in financial services and capital markets; (iv) has substantial knowledge of the Company and its business; and (v) has unique knowledge and experience and can provide significant contributions to the Board’s effectiveness. The Board does not have a formal policy regarding director diversity, but considers how the differences in its directors’ backgrounds broaden its business perspective. The Board currently encompasses both gender and racial/ethnic diversity, as demonstrated in the “Summary of Director Diversity” section above. All candidates for director are reviewed in the same manner, regardless of the source of the recommendation. For details on how stockholders may submit nominations for directors, see “Other Important Information.”
The GNCR Committee provides oversight regarding the Company’s general approach and strategy for addressing ESG matters. The GNCR Committee is also responsible for overseeing a review and assessment of the performance of the Board and its committees at least annually, including establishing the evaluation criteria and implementing the process for evaluation. The GNCR

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Committee does a self-assessment of its performance annually, including with respect to the nomination process.
The GNCR Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the NYSE. A copy of the GNCR Committee Charter is available at the Company’s website,
www.terex.com, under “Investor Relations” – “Governance” – “Corporate Governance Documents.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests this material from the Company. This charter sets out the responsibilities, authority and duties of the GNCR Committee.

Director Compensation
The objectives of the Company’s compensation program for outside directors are to: (i) attract and retain independent, high caliber outside directors who are not affiliated with the Company and who provide a balanced experience and knowledge base within the Board; (ii) require a meaningful stock ownership in the Company to align the interests of the outside directors with those of the stockholders; and (iii) provide a total compensation opportunity that approximates the 50th percentile of the Benchmark Companies (as defined below).
In October 2021, the Compensation and Human Capital Committee reviewed the Company’s outside directors’ compensation program and approved certain changes, which are noted below. In considering changes to the compensation for the Board, the Compensation and Human Capital Committee noted that the Company’s outside director compensation had not changed since March 2016. As a part of its review, the Compensation and Human Capital Committee retained its independent compensation consultant to prepare a report analyzing the Company’s outside directors’ compensation program in comparison with the Benchmark Companies. The Compensation and Human Capital Committee also considered that the total compensation received by the Company’s outside directors was below the median of the Benchmark Companies.

The compensation program for outside directors has two principal components: (i) an annual retainer for service as a Board member; and (ii) an annual retainer for service on a committee or as Non-Executive Chairman/Lead Director. The program is designed to encourage outside directors to receive a significant portion of their annual retainer for Board service in the Company’s Common Stock, to enable directors to defer receipt of their fees and to satisfy the Company’s Common Stock ownership objective for outside directors. The program does not include the payment of additional fees per meeting, as each director is expected to prepare for and participate in all meetings during the year and provide a continuous year-round effort regardless of the formal meeting calendar.

Directors who are employees of the Company receive no additional compensation by virtue of their being directors of the Company. All directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board meetings, committee meetings and other activities in furtherance of their responsibilities as members of the Company’s Board.
In 2021, each director receives the equivalent of $225,000 for service as a Board member (or a prorated amount if a director’s service began other than on the day of the Annual Meeting). Beginning in 2022, each director receives the equivalent of $240,000 for service as a Board member (or a prorated amount if a director’s service began other than on the day of the Annual Meeting). Each director may elect to receive their fee in (i) shares of Common Stock currently, which may be deferred into the stock fund of the Company’s Deferred Compensation Plan, (ii) cash, (iii) cash deferred into the bond fund of the Company’s Deferred Compensation Plan, or (iv) any two of the preceding alternatives in equal amounts. If a director elects to receive shares of Common Stock currently without deferral into the stock fund of the Company’s Deferred Compensation Plan, then 40% of this amount is paid in cash to offset the tax liability related to such election. For purposes of calculating the number of shares of Common Stock into which any fixed sum translates, Common Stock is valued at its per share closing price on the NYSE on the day immediately preceding the grant date.
Each director is expected to accumulate (for a new director, over the first four years of Board service), the number of shares of Common Stock that is equal in market value to three times the annual retainer for Board service ($675,000 for 2021 and $720,000 for 2022). Once this ownership objective is achieved, the director is expected to maintain such minimum ownership level. The intent is to encourage acquisition and retention of Common Stock by directors, evidencing the alignment of their interests with the interests of stockholders. Until such time as a director achieves the ownership objective or if a director shall at any time fall below the ownership objective, directors are expected to invest at least half of their annual retainer in shares of Common Stock until the director has satisfied the ownership objective.
Each director who serves as Non-Executive Chairman/Lead Director or on a committee of the Board receives an annual committee retainer as set forth in the table below:

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Committee/Board Position*	Retainer
Non-Executive Chairman/Lead Director	$50,000
Audit Committee Chair	$35,000
Compensation and Human Capital Committee Chair	$35,000
Governance, Nominating and Corporate Responsibility Committee Chair	$20,000 ($22,500 starting in 2022)
Audit Committee Member	$10,000
Compensation and Human Capital Committee Member	$10,000
Governance, Nominating and Corporate Responsibility Committee Member	$7,500 ($10,000 starting in 2022)
*A Committee Chair shall only receive a committee chair retainer and not a committee member retainer as a result of chairing a committee. Beginning in 2022, in the event the Non-Executive Chairman/Lead Director serves on any committees as either a committee chair or committee member, the Non-Executive Chairman/Lead Director will be eligible to receive a committee retainer in addition to the Non-Executive Chairman/Lead Director retainer.
The retainers listed above are payable in cash and may be deferred into the bond fund of the Company’s Deferred Compensation Plan. For a director whose service begins other than on the day of the Annual Meeting, any retainer is prorated. If the Company does not hold an Annual Meeting by the end of May in any year, then any retainer that is scheduled to be paid following the Annual Meeting shall begin to be paid on the last business day of May.
A director who leaves the Board at any time during the year, for any reason, will retain any retainer payments already received for such year. The Compensation and Human Capital Committee has discretion to authorize the payment of additional fees to any director under extraordinary circumstances. It is the expectation of the Compensation and Human Capital Committee that it will review the Outside Director Compensation Policy and the outside director compensation programs of the Benchmark Companies every two to four years, although it may review them more frequently as circumstances warrant.
The compensation paid to the Company’s outside directors for 2021 Board service is summarized in the following table:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compens-ation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)(3)	Total ($)
Paula H. J. Cholmondeley	$267,500	$0	$0	$0	$0	$0	$267,500
Donald DeFosset	$42,500	$225,000	$0	$0	$0	$0	$267,500
Thomas J. Hansen	$130,000	$112,500	$0	$0	$0	$0	$242,500
Sandie O’Connor	$20,000	$225,000	$0	$0	$0	$0	$245,000
Christopher Rossi	$17,500	$225,000	$0	$0	$0	$0	$242,500
Andra Rush	$245,000	$0	$0	$0	$0	$0	$245,000
David A. Sachs	$50,000	$225,000	$0	$0	$0	$1,000	$276,000
(1)See Note M – “Stockholders’ Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for a detailed description of the assumptions that the Company used in determining the dollar amounts recognized for financial statement reporting purposes of its stock awards.
(2)The grant date fair value of each stock award computed in accordance with FASB ASC Topic 718 is the following: Mr. DeFosset, $225,000 (annual retainer paid on May 7, 2021); Mr. Hansen, $112,500 (portion of annual retainer paid on May 7, 2021); Ms. O’Connor, $225,000 (annual retainer paid on May 7, 2021); Mr. Rossi, $225,000 (annual retainer paid on May 7, 2021); and Mr. Sachs, $225,000 (annual retainer paid on May 7, 2021).
(3)The amount listed in the All Other Compensation Column is the amount of the charitable contribution made by the Company on behalf of the director in accordance with the Company’s charitable gift matching program.

Certain Relationships and Related Transactions
The Company intends that all transactions with affiliates are to be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board will be advised in advance of

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any such proposed transaction or agreement and will utilize such procedures in evaluating their terms and provisions as are appropriate in light of the Board’s fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of independent directors. Pursuant to the terms of the written Audit Committee Charter, one of the responsibilities of the Audit Committee is to review related party transactions. See “Audit Committee Meetings and Responsibilities.”

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, by each director, by each director nominee, by each executive officer of the Company named in the summary compensation table below, and by all directors and executive officers as a group, as of March 1, 2022 (unless otherwise indicated below). Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after March 1, 2022, pursuant to an exercise of options or otherwise, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,955,556(3)	11.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,698,421(4)	11.1%
Paula H. J. Cholmondeley	51,852	*
Donald DeFosset	166,730	*
John L. Garrison	581,008	*
Thomas J. Hansen	55,286	*
Sandie O’Connor	19,093	*
Christopher Rossi	6,280	*
Andra Rush	18,645	*
David A. Sachs	444,039(5)	*
John D. Sheehan	176,940(6)	*
Amy George	99,838	*
Kieran Hegarty	192,046	*
Scott Posner	48,918	*
All directors and executive officers as a group (13 persons)	1,709,951	2.5%
*Amount owned does not exceed one percent (1%) of the class so owned.
(1)Unless indicated otherwise, each person’s principal address is c/o Terex Corporation, 45 Glover Avenue, 4th Floor, Norwalk, CT 06850.
(2)Certain executive officers and directors maintain margin securities accounts, and the positions held in such margin accounts, which may from time to time include shares of Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts. At March 1, 2022, no executive officer or director had a debit balance in such accounts.
(3)BlackRock, Inc. (“BlackRock”) filed a Schedule 13G on January 27, 2022, disclosing the beneficial ownership of 7,955,556 shares of Common Stock. This includes BlackRock having sole voting power over 7,757,871 shares of Common Stock and sole dispositive power over 7,955,556 shares of Common Stock.
(4)The Vanguard Group (“Vanguard”) filed a Schedule 13G on February 10, 2022, disclosing the beneficial ownership of 7,698,421 shares of Common Stock. This includes Vanguard having shared voting power over 134,099 shares of Common Stock, sole dispositive power over 7,503,226 shares of Common Stock and shared dispositive power over 195,195 shares of Common Stock.
(5)Includes 10,550 shares of Common Stock owned by Mr. Sachs’ wife. Mr. Sachs disclaims the beneficial ownership of such shares. Includes 30,000 shares of Common Stock owned by a family limited liability company.
(6)Includes 67 shares of Common Stock owned by a family trust.

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PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pursuant to rules under the Dodd-Frank Act, the Board is asking the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules.
The Board remains committed to sound corporate governance practices and shares the interest of stockholders in maintaining effective performance-based executive compensation programs at the Company. The Board believes that the Company’s executive compensation programs have a proven record of effectively aligning pay with performance and attracting and retaining highly talented executives. The Board strongly encourages you to review the Compensation Discussion and Analysis and compensation tables in this Proxy Statement for detailed information on the extensive processes and factors the Committee considered when establishing performance and pay targets and in making decisions regarding actual payouts under the Company’s short and long-term performance based incentive plans.
Accordingly, the Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Board. Although non-binding, the Board and the Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation programs.

The Board recommends a vote FOR the approval of the advisory resolution on executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview
In this Compensation Discussion and Analysis, or CD&A, we describe key principles and approaches used to determine elements of compensation paid or awarded to and earned by the following named executive officers whose compensation is set forth in the “Summary Compensation Table”:
•John L. Garrison, Jr., Chairman and Chief Executive Officer;
•John D. Sheehan, Former Senior Vice President and Chief Financial Officer;
•Kieran Hegarty, President, Terex Materials Processing;
•Scott J. Posner, Senior Vice President, General Counsel and Secretary; and
•Amy George, Senior Vice President Human Resources, Chief Human Resources Officer.
This CD&A should be read in conjunction with the accompanying compensation tables, corresponding footnotes and narrative discussion, as they provide information and context to the compensation disclosures. Additionally, this CD&A should be read in conjunction with our advisory vote on executive compensation, which can be found under “Proposal Two - Advisory Vote to Approve the Compensation of the Named Executive Officers.”
The Compensation and Human Capital Committee of the Board (the “Committee”) continually reviews the compensation programs for the Company’s executive officers, including the Named Executive Officers (as defined in the Executive Compensation section below), to ensure they achieve the desired goals of aligning the executive compensation structure with the Company’s stockholders’ interests and current market practices. The Company’s executive compensation programs are based on the following core principles:
•be competitive with peers to effectively attract and retain talented executives;
•achieve a balance between short-term and long-term compensation;
•foster an ownership culture through the use of equity awards in order to align the interests of executives and stockholders;
•avoid excessive or unnecessary risk taking; and
•take into account the volatility and cyclicality of the Company’s business and industry.

What We Do
✓ We link a substantial portion of total executive compensation directly to performance.
✓ We utilize a mix of performance measures in our incentive plans that align with value creation.
✓ Use quantifiable and measurable performance metrics and goals that are clearly disclosed.
✓ Benchmark compensation against practices in similarly-sized general industry companies.
✓ Target compensation at market median for comparable positions.
✓ Provide significant upside and downside potential for superior and low performance.
✓ We establish threshold levels of performance and we cap payouts at 200% of the target award.
✓ We include ESG and Diversity, Equity and Inclusion objectives in our annual incentive compensation plan.
✓ We maintain minimum vesting requirement for our time-based equity awards.
✓ We maintain rigorous stock ownership guidelines for our executive officers.
✓ We maintain clawback provisions in our incentive compensation plan.
✓ We have an independent Compensation and Human Capital Management Committee which is advised by an independent external compensation consultant.
✓ We engage with stockholders on executive compensation matters each year.
✓ We conduct an annual say-on-pay vote and consider the results when evaluating our executive compensation arrangements.

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What We Don’t Do
☒ No repricing or exchange of any equity awards without shareholder approval.
☒ No excessive perquisites.
☒ No excise tax gross-ups on any change-in-control benefits.
☒ No single-trigger accelerated vesting in change-in-control agreements (double-trigger provisions).
☒ No guaranteed compensation or guaranteed increases.
☒ No employment agreements with executive officers, except where legally required, in which case they follow market norms.
☒ No dividends paid on unvested restricted share units or performance share units until such awards vest.

Key Highlights - Paying for Performance
The Company’s results in 2021 and actions taken by the Committee since January 1, 2021 demonstrate the Committee’s commitment to paying for performance. Key highlights include the following:
•The Company’s total stockholder return in 2021 was approximately 32% (ranked at the 58th percentile in the Benchmark Companies (as defined below)).
•Earnings per share increased from $0.13 to $3.07.
•Operating margin increased 620 basis points to 8.4%.
•SG&A as a percent of sale decreased from 15.3% to 11.0%.
•The Company repaid approximately $500 million in debt.
•The Company generated $125 million of free cash flow.
•The compensation granted in 2021 to the Named Executive Officers was predominantly performance-based and/or linked to the Company’s equity performance.

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•At the end of 2021, the Committee adjusted the Company’s goal for long-term incentive payment amounts to be paid at median of the Benchmark Companies (as defined below).
•Our executive compensation program design has resulted in a strong correlation between the Company’s total stockholder return and the total realized compensation of the Company’s CEO during the last three fiscal years.
*    Total Realized Compensation represents: Total compensation, as determined under applicable SEC rules, minus (1) the aggregate grant date fair value of performance-based restricted stock awards that have either been forfeited or whose performance has not yet been achieved and (2) the year-over-year change in pension value and nonqualified deferred compensation earnings, plus (3) the grant date fair value of the performance-based restricted stock awards earned (included in the year earned) and (4) the earnings of options exercised in the year exercised. The Committee believes it is important to compare the Company’s performance with the CEO’s total realized compensation because the total compensation amount included in the Summary Compensation Table includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized.
**    Total Stockholder Return represents the change in market value of $100, including reinvestment of dividends, invested in Terex stock for the period commencing December 31, 2018 through December 31, 2021.

•The strong performance orientation of the executive compensation program and the rigor of the performance goals set by the Committee has resulted in the forfeiture of previously granted equity awards:
▪Net amount of approximately $1.3 million in stock awards granted in 2018, 2019 and 2020 were forfeited in 2021 by the Company’s CEO and net amount of approximately $0.7 million in stock awards granted in 2018, 2019 and 2020 were forfeited in 2021 by the other Named Executive Officers as a result of the Company’s failure to achieve performance targets set by the Committee.
•The Company continued its long-standing engagement efforts with its stockholders both during and outside of the proxy season.
▪The Committee Chairman conducted discussions with five of the Company’s largest stockholders (accounting for approximately 17% of the Company’s outstanding shares) in the first quarter of 2021 to discuss the Company’s executive compensation program as part of its shareholder outreach program.
▪Additionally, all Company’s stockholders were given the opportunity to ask questions of the Committee’s chairperson and provide feedback on the Company’s executive compensation program at last year’s annual meeting of stockholders.
▪The Company’s CEO, CFO and Investor Relations team engages in frequent communication with the Company’s stockholders and analysts.
•Based on feedback from the Company’s stockholders over the past few years, Mr. Garrison’s 2020 annual incentive compensation qualitative targets included ESG objectives, and in 2021 Diversity, Equity and Inclusion objectives were expanded.

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Executive Compensation Program
The Committee is composed of solely independent directors committed to applying sound governance practices to compensation decisions. The Committee considers a variety of reports and analyses, such as market survey data, compensation tally sheets and compensation data of peer companies, when making decisions regarding target compensation opportunities and the delivery of awards to the Company’s executives, including the Named Executive Officers.

The Committee has the sole authority to hire and dismiss the outside compensation consultants to the Committee. For 2021, the Committee retained Pay Governance LLC (“Pay Governance”), an independent, outside consultant, to support it in determining the compensation of the Company’s executive officers. Pay Governance was not given a narrow list of instructions, but rather was engaged to provide the Committee with any and all information and advice that might assist the Committee in performing its duties and analyzing executive pay packages. In accordance with the Guidelines, the Committee’s compensation consultant did not provide the Company with any other services.
Pay Governance performed a comprehensive analysis of the compensation practices of the Benchmark Companies and provided the Committee with compensation data, including updates regarding trends in executive compensation that the Committee utilized in making its decisions. The comprehensive analysis performed by Pay Governance indicated that the Committee’s mix of target total compensation is in line with typical market practice. In addition, in 2021, the target total cash, target long-term incentives and target total compensation provided to the Company’s executives, in the aggregate, were within the range of competitive market practice.
Compensation Objectives and Principles: The objectives of the Company’s executive compensation program are to: (i) attract and retain executives with the skills critical to the long-term success of the Company; (ii) motivate and reward individual and team performance in attaining business objectives and maximizing stockholder value; and (iii) link a significant portion of compensation to achieving performance goals and appreciation in the total stockholder return of the Company, so as to align the interests of the executives with those of the stockholders.
The Committee believes that its objectives of pay for performance and retention should be balanced and appropriately competitive with the Company’s peers and competitors, so that successful, high-achieving executives will remain motivated and committed to the Company during all phases of the business cycle. The Committee also believes that generally more than half of an executive’s total compensation opportunity should be aligned with the performance of the Company. As executives progress to higher levels in the Company they have a greater ability to affect the Company’s results and should have an increasing proportion of their pay linked to Company performance and stockholder returns. Annual and long-term incentive compensation opportunities should promote the appropriate focus on short- and long-term individual and corporate strategic business results. Long-term stock-based compensation opportunities should represent a larger proportion of total compensation for Named Executive Officers than short-term cash-based opportunities. Challenging but achievable annual objectives should be compatible with sustainable long-term performance. The allocation in compensation between short and long-term compensation is generally based on employment market conditions with an emphasis on attraction and retention, as well as attempting to motivate executive officers to achieve excellent results.
Stockholder Engagement: Engagement with its stockholders is a key component of the Company’s corporate governance and the Committee believes stockholder engagement is of vital importance in the area of executive compensation as well. The Committee seeks and is open to input from its stockholders regarding the Company’s executive compensation program.
The Committee also believes it is important for stockholders to have the ability to voice their comments or concerns on the Company’s executive compensation practices. Accordingly, in 2021 during the Annual Meeting, the Company gave stockholders the opportunity to ask questions of the Committee chairperson and provide feedback on the Company’s executive compensation program. The Committee’s chairperson will be available at the Annual Meeting to answer any stockholder questions on compensation in a further effort to engage with its stockholders on compensation matters.
The Committee took note of the continued strong stockholder support in recent years reflected in the advisory vote on the compensation of the Company’s Named Executive Officers (approximately 94% or more voted in favor in each of the last seven years). However, the Committee still believed it was important to continue to engage with stockholders on compensation matters. Consequently, the Committee Chairman met with five of the Company’s largest stockholders (accounting for approximately 17% of the Company’s outstanding shares) in the first quarter of 2021 to discuss the Company’s executive compensation program. Based on these discussions, the Company learned that its stockholders continue to generally approve of the Company’s overall executive compensation program and generally understand the performance oriented nature of the

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Company’s executive compensation program. The stockholders were very appreciative of the Company’s outreach and also offered comments and suggestions about some of the elements of, and performance metrics used in, the Company’s executive compensation program. The Committee has taken feedback received into consideration in its ongoing efforts to improve the Company’s executive compensation program and the quality of its compensation disclosures. For example, Mr. Garrison’s 2020 annual incentive compensation qualitative targets included ESG objectives, and in 2021 Diversity, Equity and Inclusion objectives were expanded.

Executive Compensation Practices
Peer Group: The Committee designs the Company’s total compensation program to be motivational and competitive with the programs of other corporations. The corporations included in the Company’s peer group have been selected based on criteria such as:
•having comparable revenues, assets and market capitalization as the Company;
•being from a similar industry with which the Company competes for executives; and
•being a manufacturing corporation that may not be in the same industry as the Company but that provides similar returns to their stockholders (collectively, the “Benchmark Companies”).
In keeping with current best practices, an annual review of the Company’s peer group was conducted and the Committee analyzed the composition of the Benchmark Companies. In conducting its annual review in 2021, the Committee determined that all of the Benchmark Companies continued to have revenues that were between one-third and three times the Company’s revenue and the Company’s revenue was appropriately positioned relative to the median of the Benchmark Companies. As a result of this analysis and other analytics conducted by the Committee’s consultant, and based on the Committee’s overall assessment of the Benchmark Companies, the Committee decided not to make any changes to the Benchmark Companies in 2021. The companies currently comprising the Benchmark Companies are:

Peer Group
•AGCO Corporation
•American Axle & Manufacturing Holdings, Inc.
•Carlisle Companies Inc.
•Crane Company
•Dana Incorporated
•Dover Corporation
•Flowserve Corporation
•The Greenbrier Companies, Inc.
•Hubbell Inc.
•Hyster-Yale Materials Handling, Inc.

•Lennox International Inc.
•The Manitowoc Company, Inc.
•Meritor Inc.
•Oshkosh Corporation
•Pentair Ltd.
•REV Group, Inc.
•Rockwell Automation, Inc.
•Timken Company
•Trinity Industries Inc.
•Westinghouse Air Brake Technologies Corporation

Compensation Recoupment Policy: The Board and Committee included a clawback provision in the Terex Corporation Amended and Restated 2018 Omnibus Incentive Plan (the “2018 Omnibus Plan”) that allows the Company to recover all or a portion of any incentive award granted or paid to an executive in the event the award is affected by a restatement of the Company’s financial results caused by errors, omissions or fraud. This policy is in addition to the requirements of Sarbanes-Oxley.
Anti-Hedging and Anti-Pledging Policy: The Company prohibits Terex team members and directors from making short sales of Terex securities and from engaging in speculative trading in Terex securities, including trading for speculative purposes in puts, calls, publicly traded options or similar instruments on Terex securities. Any Terex team member who wishes to trade in puts, calls or similar instruments on Terex securities for valid financial or tax planning purposes, and not for purposes of speculation, may do so only if they have received prior written approval from the Terex Legal Department. Determinations are made on a case-by-case basis based on the facts and circumstances provided to the Terex Legal Department.

The Company also prohibits Terex team members and directors from purchasing Terex securities on margin or Terex securities in a margin account or otherwise pledging Terex securities as collateral for a loan without the prior approval of the Terex Legal Department. Determinations are made on a case-by-case basis based on the facts and circumstances provided to the Terex Legal Department.
Stock Ownership Guidelines: The Company has stock ownership guidelines to encourage acquisition and retention of the Company’s common stock and to foster an ownership culture, thereby aligning the executives’ interests with the long-term interests of the Company’s stockholders. These ownership guidelines are based on a multiple of each executive’s base salary. Shares that count toward meeting the ownership guidelines include shares held outright by the executive, unvested time-based restricted stock or stock units, unvested performance-

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based stock where performance has been achieved and any shares acquired through a Company benefit plan. Unearned performance-based shares/units are not counted toward meeting the ownership guidelines. The following table shows the Named Executive Officers’ ownership levels and their achievement of the relevant target levels as of December 31, 2021:

Named Executive Officer	Annual Salary ($)	Target Ownership Level Guideline (# times base salary)	Total Stock Ownership ($)	Total Stock Ownership versus Annual Salary (#)
John L. Garrison	$1,000,000	6.0 times	$14.8 million	14.8 times
John D. Sheehan	$679,575	3.0 times	$4.1 million	6.1 times
Kieran Hegarty*	$513,654	2.5 times	$6.3 million	12.2 times
Scott Posner	$460,000	2.0 times	$1.2 million	2.6 times
Amy George	$443,700	2.0 times	$3.5 million	7.9 times
*Mr. Hegarty received his 2021 salary in Pounds Sterling. Amount shown is converted into U.S. Dollars at an average rate of £1.00 = $1.3754.

Executive Compensation Components
The executive compensation program has three principal components: short-term compensation (base salary and annual incentive), long-term incentive compensation and post-employment compensation, each of which is described below.
While each component of compensation is considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual executive when making its decisions.

Short-Term Compensation
Base Salary: Base salary is determined by evaluating the responsibilities of the position held, the individual’s experience in his/her current position, current performance, future potential and the competitive marketplace for executive talent. The Company’s objective is to provide its executive officers with competitive base salaries that are, on average, at the median of the Benchmark Companies. Base salaries are reviewed annually to ensure that strong individual performance is reflected in any increase in an executive’s base salary level. The Committee approved the following annual base salary levels for the Named Executive Officers in 2021.

Named Executive Officer	Base Salary Effective April 1, 2021*	Prior Base Salary**
John L. Garrison	$1,000,000	$975,000
John D. Sheehan	$679,575	$679,575
Kieran Hegarty	$513,654***	$458,464****
Scott Posner	$460,000	$425,000
Amy George	$443,700	$435,000
* Mr. Hegarty’s base salary change was effective January 1, 2021.
** As the impact of the COVID-19 pandemic on the Company was coming into focus in March 2020, and in recognition of the global economic uncertainty, the Company implemented a program that resulted in the base salaries being reduced from April 1, 2020 - December 31, 2020 for its executive officers by 20%, with a 50% reduction for the Company’s CEO. The amounts listed are the annual base salary amounts prior to the base salary reduction.
*** Mr. Hegarty received his 2021 salary in Pounds Sterling. Amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.3754.
**** Mr. Hegarty received his 2020 salary in Pounds Sterling. Amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.2890.

The Committee believed that the annual base salary increases to Messrs. Garrison and Hegarty and Ms. George of 2.0%–5.0% were within the range of base salary increases provided by the Benchmark Companies and appropriate given the positioning of their compensation levels relative to the market data. Mr. Posner’s base salary was increased by 8.2% reflecting his strong performance and his lower base salary as compared to the Benchmark Companies.
The Committee believes that the base salaries in 2021 for the Company’s Named Executive Officers (as defined below) were, in the aggregate, at approximately the 50th percentile of the Benchmark Companies, consistent with the Committee’s objective for base salaries.

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Annual Incentive Program: In addition to base salary, each executive officer was eligible to participate in the Company’s annual incentive program under the 2018 Omnibus Plan, which was adopted by the Board and approved by the stockholders of Terex in 2018 and in 2021. The Committee’s objective is to provide the Company’s executive officers with an annual incentive opportunity that is competitive with annual incentive target percentage ranges for the Benchmark Companies. The goal of the management annual incentive program is to provide annual incentive opportunity and reward executives when their actions drive the overall performance of the Company. While there is downside risk to the executive in having a performance component that can result in no award, there is also an upside opportunity if the Company and the individual both perform at or above expectations. This meets the Committee’s objective that superior performance that adds value to the Company and its stockholders should be rewarded and performance that does not meet expectations should have adverse consequences. For 2021, the Committee, in its sole discretion, could decrease or eliminate the payment of an annual incentive award to any participant under certain extraordinary events in accordance with the annual incentive program.
Annual incentive payouts are based upon the Company’s performance and the executive’s individual performance, both measured against previously determined targets. The individual targets include both financial and non-financial metrics, and contain individual and Company performance measures. Mr. Garrison’s annual incentive target for 2021 was 125% of his base salary. The annual incentive targets of the other executive officers generally range from 65% - 75% of their base salary. The Committee believes this is consistent with its philosophy of paying for superior performance.
In 2021, 80% of the annual incentive target for each of the Named Executive Officers was based upon financial targets determined at the overall Terex consolidated level and the other 20% was based on individual performance metrics.
Named Executive Officer (Other than CEO) Annual Incentive Targets:
Quantitative Targets: The Committee, with the assistance of its compensation consultant, conducted a review of the metrics used by the Company, the Benchmark Companies and other manufacturing companies, as well as the number of metrics used by such other companies. The Committee determined that using two performance metrics continued to be most prevalent among both the Benchmark Companies and other manufacturing companies. It was determined that net working capital as a percentage of net sales (“NWC”) and operating earnings of the Company would be the two financial metrics for the Company’s 2021 annual incentive program as they both aligned with and supported the Company’s business strategy and goals for 2021.
The Committee wanted management focused on driving operating earnings in 2021; therefore, 75% of the quantitative portion of the annual incentive program was based on operating earnings. Operating earnings is calculated as net sales less cost of sales, less selling and general administrative expenses and excluding certain unusual and non-recurring items. The Committee continued to believe it was appropriate to have operating earnings measured at the segment level for segment leadership in order to best drive performance. As a result, 2/3 of Mr. Hegarty’s operating earnings portion was based on Materials Processing’s (“MP”) performance and 1/3 of Mr. Hegarty’s operating earnings portion was based on overall Company performance.
It was also important to the Committee that the Company focus on its working capital; therefore, 25% of the quantitative portion of the annual incentive program was based on NWC. NWC is trade receivables (net of allowance) plus inventory, less trade accounts payable and customer advances, divided by net sales for the trailing twelve months. The NWC amount was calculated on a quarterly basis and performance was measured based on how the Company performed against its annual operating plan targets.

The Committee believes NWC is an important metric as strong NWC augments the Company’s cash conversion characteristics and performance overall. The Committee believed management should be managing the net working capital levels in relation to the Company’s net sales and the calculation of NWC was a good way to measure management’s success at managing the Company’s net working capital levels. In 2021, the net working capital metric was measured as a percentage of quarterly sales annualized to align with how the Company reports on this metric for its investors.
For 2021, the quarterly targeted NWC amounts are set forth below and the targeted operating earnings was $266 million for the Company and $173 million for MP, which amounts were based upon the 2021 operating plan of the Company, approved by the Board in early 2021. The following tables indicate the correlation between the Company’s NWC, the Company’s operating earnings performance and the payout percentage of the quantitative portion of the annual incentive target:

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25%					75%
2021 NWC Achievement %
Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021 NWC Payout Matrix % *	2021 Terex Operating Earnings Achievement ($ millions)	2021 Terex Operating Earnings Payout Matrix % *	2021 MP Operating Earnings Achievement ($ millions)	2021 MP Operating Earnings Payout Matrix % *
27.1%	24.5%	25.2%	25.7%	0%	Less than $186	0%	Less than $121	0%
26.1%	23.5%	24.2%	24.7%	25%	$186	25%	$121	25%
25.1%	22.5%	23.2%	23.7%	50%	$213	50%	$139	50%
24.1%	21.5%	22.2%	22.7%	75%	$239	75%	$156	75%
23.1%	20.5%	21.2%	21.7%	100%	$266	100%	$173	100%
22.1%	19.5%	20.2%	20.7%	125%	$293	150%	$190	150%
21.1%	18.5%	19.2%	19.7%	150%	$319 or more	200%	$208 or more	200%
20.1%	17.5%	18.2%	18.7%	175%
19.1%	16.5%	17.2%	17.7%	200%
* Results between the thresholds will be interpolated.

Qualitative Targets: Individual performance for each of the executive officers can include all or any combination of segment performance, business unit performance, personal goals, as well as other financial and non-financial measurements and milestones such as safety, ESG and DEI targets. The CEO is responsible for determining individual performance measurements for each of his direct reports. The individual performance calculation for the executive officers, other than the CEO, is done on a holistic basis in evaluating the achievement of such goals rather than based upon a rigid formula. The difficulty in achieving the targeted goals depends on a variety of factors, some of which are in the executive’s control and some of which are not. These targets are established annually based on the Company’s operating plan for the coming year and in conjunction with the executive’s annual review by the CEO. If the Company achieves its operating plan objectives for the year, the Committee believes the goals are attainable. Unlike the quantitative targets, the maximum payout percentage for qualitative targets is 100%, although the CEO and the Committee retain discretion to pay up to 120% on a case-by-case basis for extraordinary performance. This is done in an effort to increase the alignment of the executives’ interests and the Company’s stockholders.
The Company’s NWC for 2021, calculated in accordance with the Company’s annual incentive plan, was 18.9%, 16.5%, 17.4% and 19.1% for the first, second, third and fourth quarters of 2021, respectively, which resulted in a payout of 190% of target for this metric. The Company’s operating earnings, as adjusted for certain unusual and non-recurring items and calculated in accordance with the Company’s annual incentive plan, for 2021 was $333 million, which resulted in a payout of 200% of target for this quantitative metric. MP’s operating earnings, as adjusted for certain unusual and non-recurring items and calculated in accordance with the Company’s annual incentive plan, for 2021 was $241 million, which resulted in a payout of 200% of target for this quantitative metric. The following table shows the total 2021 annual incentive payout under the 2018 Omnibus Plan and details the annual incentive amount that was earned for the quantitative and qualitative portions of the 2021 annual incentive award for each of the Named Executive Officers other than the CEO.

Name	Amount for Achievement of NWC	Amount for Achievement of Terex Operating Earnings	Amount for Achievement of MP Operating Earnings	Amount for Achievement of Qualitative Targets	Total Annual Incentive Amount
John D. Sheehan	$193,679	$611,617	N/A	$101,937	$907,233
Kieran Hegarty*	$146,391	$154,096	$308,192	$77,049	$685,728
Scott Posner	$111,488	$352,068	N/A	$58,679	$522,235
Amy George	$109,064	$344,413	N/A	$57,402	$510,879
*Mr. Hegarty received his 2021 annual incentive award in Pounds Sterling. Amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.3754.

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Mr. Garrison Annual Incentive Targets:
Quantitative Targets: Consistent with the other corporate Named Executive Officers, the 2021 quantitative financial performance measure was NWC as a percentage of net sales and the Company’s operating earnings for Mr. Garrison and represented 80% of his annual incentive target.

Qualitative Targets: The following table provides a detailed listing of the qualitative performance measures that were considered by the Committee and their percentage weighting:

Performance Measure	Weighting of the Qualitative Target (%)	Goals
ESG	25%
Provide a COVID-19 safe work environment through the effective implementation and execution of illness prevention protocols. Make continued improvement in the Company’s HSE improvement plans and Serious Injury and Fatality improvement program. Reduce CO2 emissions and energy usage. Achieve a lost time injury rate of 0.34 or less and a total recordable injury rate of 1.34 or less. Improve the Company’s ESG disclosures including updating and issuing the Company’s second Corporate Sustainability Report. Promote the successful onboarding of the Company’s newest director and continue to improve the Company’s risk processes.

Strategy Development and Execution	60%
Drive cost reduction actions so that the Company’s SG&A as a percentage of sales is 12.5% or less. Achieve project scope, schedule and cost for the new Mexico manufacturing facility. Complete sale of Terex Financial Services US on-book portfolio and refinance the Company’s capital structure at the appropriate time to benefit from favorable market conditions, if and when they develop. Sustain investment in new products. Deliver parts and services revenues and operating profit in line with the Company’s annual operating plan. Develop pipeline of bolt-on acquisition opportunities.

Talent, Culture and Diversity, Equity and Inclusion (DEI)	15%
Visibly support DEI initiatives and put plans in place to positively impact DEI. Make progress towards five year aspirations in non-majority representation. Achieve Women at Terex targets (1% increase at leader level, 0.5% increase in operational roles and 0.5% increase overall). Develop short and long term succession plans for key leaders. Continue to build pipeline and promote team member development.

The following tables detail the quantitative and qualitative portions of Mr. Garrison’s 2021 bonus amount:

Quantitative Annual Incentive Goal	Quantitative Annual Incentive Target Amount	Amount for Achievement of Quantitative Targets
NWC	$248,459	$472,072
Operating Earnings	$745,377	$1,490,754
Total	$993,836	$1,962,826

Qualitative Annual Incentive Goal	Qualitative Annual Incentive Target Amount	Amount for Achievement of Qualitative Targets
ESG	$62,115	$62,115
Strategy Development and Execution	$149,075	$149,075
Talent, Culture and DEI	$37,269	$37,269
Total	$248,458	$248,458
Benefits and Perquisites: The Company previously eliminated substantially all perquisites that applied to its executive officers other than benefits which are also provided generally to all other U.S.-based salaried employees, such as Company-paid life insurance and matching contributions in the Company’s 401(k) Plan and Employee Stock Purchase Plan, medical, dental and vision plans, flexible spending accounts, long and short-term disability coverage and relocation reimbursements and payments. In addition, executive officers, as well as certain other middle management team members of the Company, may elect to defer compensation and receive matching contributions in one of the Company’s deferred compensation plans.

2022 PROXY STATEMENT	27

COMPENSATION
Generally, perquisites granted to executive officers are allocated to their income and they are required to pay income taxes on such perquisites. The Company does not provide a tax gross up on executive perquisites except as they relate to certain relocation benefits or expatriate assignments.

Long-Term Incentive Compensation
Long-Term Incentive Compensation: One of the primary components of the Company’s long-term incentive compensation is the granting of restricted stock and/or cash awards to executive officers, including awards which have a performance-based component. Stock awards have the dual objective of helping to build stockholder value while also serving to retain and motivate the Company’s senior leadership. Long-term incentive compensation is designed to provide wealth creation for executives if stockholder value is created.
In the beginning of 2021, the Company’s objective was to provide its executive officers with long-term incentive awards that are generally at or above the median of the award level at the Benchmark Companies. At the end of 2021, the Committee made the decision to adjust the Company’s objective to provide its executive officers with long-term incentive awards that are generally at the median of the award level at the Benchmark Companies. While long-term incentive awards may include cash and non-cash components, over the past several years all executive long-term incentives have been made in Company stock. The Committee made this determination to better align its objective with majority market practice, including the majority of the Peer Group Companies.

When determining the size of equity awards, the Committee also believes that there is merit in taking into account the amount of equity that an executive owns in the Company, and the Committee undertook an extensive review in 2021 of the equity ownership in the Company of each of the executives. However, the overriding factor in determining the size and amount of equity grants is ensuring that grants are motivational and measurable, while providing competitive equity grants that are determined based on grant date economic value. The Committee also takes into account that the Company competes for corporate management talent in high cost of labor areas when determining the size and amount of equity grants. In 2021, the long-term incentive awards to the Named Executive Officers were, in the aggregate, above the median of the award level at the Benchmark Companies.
In 2021, the long-term compensation awards granted by the Company consisted of time-based restricted stock awards and performance-based restricted stock awards.
For each of the executive officers, 65% of the long-term incentive awards were allocated to performance-based restricted stock and 35% allocated to time-based restricted stock. The long-term incentive awards for the entire leadership team of the Company were more heavily performance-based than that of the rest of the Company because the Committee believes the senior leadership team has the highest level of decision-making in the Company and, therefore, has the greatest potential impact on the Company’s overall performance. As a result, the Committee believes their compensation should be more heavily weighted to the Company’s overall performance.

Long-Term Incentive Awards
Named Executive Officer	Performance-Based	Time-Based
John L. Garrison	65%	35%
John D. Sheehan	65%	35%
Kieran Hegarty	65%	35%
Scott Posner	65%	35%
Amy George	65%	35%
2021 Long-Term Incentive Awards: The Company’s policy is to make grants of long-term incentive awards in the first quarter of each calendar year, shortly after the Company’s prior year’s results are finalized and both the results and earnings guidance for the coming year are released publicly.
Following that policy, in March 2021, the executive officers were granted long-term incentive awards. The grants for the executives contained both time-based awards and performance-based awards. Each time-based award will vest solely on the passage of time over a three-year period, with one-third of the time-based award vesting on March 4 of each of 2022, 2023 and 2024, to the extent the executive is still employed with the Company.
As in previous years, the performance-based awards were generally split between two performance metrics. For 2021, the Committee approved using both total shareholder return (“TSR”) and return on invested capital

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COMPENSATION
(“ROIC”) as the performance metrics for the performance-based awards.
The Committee continued to believe that TSR was an appropriate performance measure as it closely aligns this portion of executive pay with stockholder performance. The Committee determined that ROIC was an appropriate performance measure for long-term incentive awards. ROIC is one of the primary measures to assess operational performance, as it measures how effectively the Company uses money invested in its operations, and the Committee believes this is a metric that is strongly aligned with longer-term performance and decision making. ROIC highlights the level of value creation when compared to the Company’s cost of capital. The after-tax measurement of ROIC is important because the Committee believes tax planning and management are important components of the Company’s overall performance.
Each long-term incentive award included two performance-based awards. The first performance-based award (the “ROIC Award”) is generally contingent upon the Company achieving a targeted ROIC in each of 2021, 2022 and 2023 (the “ROIC Target”). For each of 2021, 2022 and 2023, the proportionate target amount will be received if the Company achieves its ROIC Target for such year, with the amount subject to increase or decrease for attainment above or below the ROIC Target for such year. The ROIC Target for 2021 was 14.1%. As a result of the Company’s ROIC performance of 18.8% in 2021, the executives earned 183.9% of the 2021 portion of the performance-based award. The ROIC Targets for 2022 and 2023 will be based upon the operating plan approved by the Board for the applicable year. The executive will earn 100% of the ROIC Award for a particular year if the Company achieves the ROIC Target for such year. Any earned portion of an award will not be paid until the end of the three-year performance period. For performance that fails to meet the ROIC Target, less than 100% of the ROIC Award will be received, with the actual payment amount corresponding directly with the level of achievement under the target (e.g., 90% achievement would result in a 75% payment, 80% achievement would result in a 50% payment, 70% achievement would result in a 25% payment and less than 70% achievement would result in no payment). Alternatively, for performance that exceeds the ROIC Target, greater than 100% of the ROIC Shares will be received, with the actual payment amount corresponding directly with the level of achievement in excess of the target (e.g., 110% achievement would result in a 125% payment, 120% achievement would result in a 150% payment, 140% achievement would result in 200% payment and greater than 140% achievement is capped at a payment of 200%). The Committee, together with its independent consultant, did a thorough review of the long-term incentive awards granted by the Benchmark
Companies. The Committee believes the Company’s performance award payout structure and performance ranges support the cyclical nature of our industry and closely aligns with the threshold levels of the Benchmark Companies.
The second performance-based award (the “TSR Award”) is contingent upon the Company achieving a percentile rank of 50th (the “TSR Target”) against the Benchmark Companies for three-year annualized total stockholder return (“TSR”) for the period January 1, 2021 through December 31, 2023.
TSR combines share price appreciation and dividends paid to measure the total return to shareholders. TSR is calculated by adding the change in a company’s stock price during a specified time period to any dividends paid by such company during the time period and dividing that sum by the stock price of such company at the beginning of the period. The amount of shares earned will be based on the performance attainment as contained in the table below.

TSR Award
	Performance	Payout
Below Threshold	< 30th Percentile	0%
Threshold	30th Percentile	25%
Target	50th Percentile	100%
Maximum	≥ 80th Percentile	200%
The Committee, together with its independent consultant, did a thorough review of the TSR awards granted by the Benchmark Companies. The Committee believes the Company’s performance award payout structure and performance ranges for the TSR awards supports the cyclical nature of our industry and closely aligns with the threshold, target and maximum levels of the Benchmark Companies.
The Committee believes that the three-year period for these awards and these performance metrics helps motivate long-term decision making and better aligns the interests of the executives and the Company’s stockholders. No shares earned prior to the end of the three-year period are paid out until after the end of the three-year period.

2022 PROXY STATEMENT	29

COMPENSATION

Post-Employment Compensation
Retirement Plans and Life Insurance: The Company offers a variety of mechanisms for its executive officers to plan for their retirement. These plans are offered to attract and retain executive officers by offering them benefits similar to those offered by the Benchmark Companies. The retirement plans offered by the Company to its executive officers generally include a 401(k) plan, which is also offered to most of the Company’s U.S. based employees, a deferred compensation plan, an ERISA excess plan and a defined contribution supplemental executive retirement plan (“DC SERP”). See “Nonqualified Deferred Compensation” for a description of the Company’s deferred compensation plan and DC SERP.
In addition, each executive officer receives a life insurance benefit that provides his or her family with a core level of security in case of the premature death of the executive officer. The Company provides each executive officer with a group life insurance benefit that is approximately two times his or her base salary, up to a maximum of $900,000.
Termination of Employment and Change in Control Arrangements: Each of the Named Executive Officers is a party to a Change in Control and Severance Agreement with the Company (collectively, the “Executive Agreements”). The Company does not have any agreements that contain excise tax gross ups.
The Executive Agreements provide the executive officers with a core level of assurance that their actions on behalf of the Company and its stockholders can proceed without the potential distraction of short-term issues that may affect the Company (e.g., merger, buyout, etc.) and helps ensure that they continue to act in the best interests of the Company. In addition, these agreements contain measures that protect the Company as well, such as confidentiality, non-compete and non-solicitation provisions. The key terms of these agreements are generally customary provisions for agreements of this type and are described below in “Potential Payments Upon Termination or Change in Control.”

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Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION AND HUMAN CAPITAL COMMITTEE
DONALD DEFOSSET
SANDIE O’CONNOR
CHRISTOPHER ROSSI
ANDRA RUSH

2022 PROXY STATEMENT	31

COMPENSATION

EXECUTIVE OFFICERS
The following table sets forth, as of March 24, 2022, the respective names and ages of the Company’s executive officers, indicating all positions and offices held by each such person. Each officer is elected by the Board to hold office for one year or until his or her successor is duly elected and qualified.

Name	Age	Positions and Offices With Company
John L. Garrison, Jr.	61	Chairman and Chief Executive Officer, President, Terex Aerial Work Platforms
Julie Beck	60	Senior Vice President and Chief Financial Officer
Amy George	60	Senior Vice President Human Resources, Chief Human Resources Officer
Kieran Hegarty	55	President, Terex Materials Processing
Simon Meester	52	President, Genie
Scott Posner	47	Senior Vice President, General Counsel and Secretary
For information regarding Mr. Garrison, refer to the section above titled “Election of Directors.”
Julie Beck was appointed Senior Vice President, Finance, on November 1, 2021 and became Senior Vice President and Chief Financial Officer on January 1, 2022. Previously, Ms. Beck served as Senior Vice President and Chief Financial Officer of NOVA Chemicals Corporation, a petrochemical company, from 2016 to 2021. Prior to joining NOVA Chemicals, Ms. Beck served as Chief Financial Officer of the mining and machinery business of Joy Global, Inc., a former NYSE-listed manufacturer and servicer of heavy equipment used for minerals extraction from 2008 to 2016. From 2014 to 2016, Ms. Beck also served as Global Vice President of Supply Chain, Operational Excellence and Quality for Joy Global, Inc. Ms. Beck previously served in various positions, including Chief Financial Officer, at both Journal Register Company, a former NYSE-listed publishing organization, and Norwood Promotional Products, Inc., a global consumer products and promotional products manufacturer. Prior to that, Ms. Beck served in financial positions for Temple-Inland, Inc., a corrugated packaging and building products company, and Rockwell Automation, an industrial automation equipment manufacturer. Ms. Beck started her career at Deloitte and is a certified public accountant. Ms. Beck currently serves on the Board of Directors of Invacare Corporation.
Amy George was appointed Senior Vice President Human Resources, Chief Human Resources Officer on December 9, 2019. She previously served as Vice President, Chief Talent and Diversity Officer since November 2017. Ms. George began her Terex career in February 2007. Prior to joining Terex, Ms. George was employed by PepsiCo for approximately 10 years, and held a variety of leadership roles in Human Resources, culminating in her position as Vice President, Global Diversity. Prior to that, Ms. George was employed for ten years at James River Corporation, now Georgia Pacific, where she held management positions in a variety of functions, including Sales, General Management, Customer Administration and Human Resources. She began her career in Human Resources at Chesebrough-Ponds.
Kieran Hegarty was named President, Terex Materials Processing in March 2010. Prior to that, Mr. Hegarty had been serving as Vice President, Terex Materials Processing since January 2006. Previously, he held various general management positions within the Powerscreen group of companies since 1992.
Simon Meester was appointed President, Genie, on August 1, 2021. Previously, Mr. Meester had been serving as Chief Operating Officer of Genie since June 2020. He joined Terex in 2018 as Vice President, Global Sales and Marketing Administration for AWP. Prior to joining Terex, he was VP and General Manager of the Industrial Control Division at Eaton Corporation. Earlier, he spent 14 years in progressively senior roles at Caterpillar, Inc., before becoming President, Sandvik Mining and Construction in India.
Scott Posner was appointed Senior Vice President, General Counsel and Secretary in December 2019. Previously, Mr. Posner had been serving as Vice President, Deputy General Counsel and Assistant Secretary of the Company since April 2012. He joined Terex in January 2004 as Legal Counsel and has held a number of positions of increasing responsibility since that time. Prior to joining Terex, Mr. Posner was an associate at Weil, Gotshal & Manges LLP from 2001 to 2004.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
The Summary Compensation Table below shows the compensation for the three previous fiscal years, as applicable, of the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s three other highest paid executive officers who had 2021 total qualifying compensation in excess of $100,000 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
John L. Garrison Chairman and Chief Executive Officer	2021	$985,962	$0	$6,005,749	$0	$2,211,284	$0	$337,020	$9,540,015
	2020	$650,625	$0	$5,871,064	$0	$683,963	$0	$233,698	$7,439,350
	2019	$967,788	$0	$6,295,656	$0	$699,742	$0	$369,416	$8,332,602
John D. Sheehan(5) Former Senior Vice President and Chief Financial Officer	2021	$677,484	$0	$1,940,486	$0	$907,233	$0	$189,201	$3,714,404
	2020	$604,822	$0	$1,908,096	$0	$311,420	$0	$155,178	$2,979,516
	2019	$674,794	$0	$2,046,088	$0	$297,723	$0	$222,737	$3,241,342
Kieran Hegarty(6) President, Terex Materials Processing	2021	$513,654	$0	$1,310,345	$0	$685,728	$0	$82,856	$2,592,583
	2020	$389,694	$0	$1,174,213	$0	$265,430	$0	$57,716	$1,887,053
	2019	$443,213	$0	$1,259,131	$0	$192,128	$0	$72,493	$1,966,965
Scott Posner Senior Vice President, General Counsel and Secretary	2021	$449,538	$0	$709,770	$0	$522,235	$0	$105,879	$1,787,422
	2020	$378,250	$0	$587,106	$0	$153,306	$0	$67,718	$1,186,380

Amy George Senior Vice President Human Resources, Chief Human Resources Officer	2021	$440,086	$0	$551,437	$0	$510,879	$0	$108,084	$1,610,486
	2020	$387,150	$0	$489,255	$0	$169,989	$0	$95,589	$1,141,983
	2019	$404,754	$0	$415,042	$0	$124,657	$0	$56,827	$1,001,280
(1)See Note M – “Stockholders’ Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for a detailed description of the assumptions that the Company used in determining the dollar amounts recognized for financial statement reporting purposes of its stock awards.
(2)The amounts listed in the Stock Awards column are the aggregate grant date fair value amounts computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The amounts listed in the Stock Awards column include awards that are subject to performance conditions. For the 2021 awards, if the maximum performance is achieved, the stock award amounts for Messrs. Garrison, Sheehan, Hegarty and Posner and Ms. George would be $10,086,497, $3,225,788, $2,200,690, $1,192,041 and $926,124, respectively.
(3)The 2021, 2020 and 2019 amounts for Messrs. Garrison, Sheehan and Hegarty and Ms. George, and the 2021 and 2020 amounts for Mr. Posner, as applicable, reflect annual incentive awards earned during fiscal years 2021, 2020 and 2019, respectively, under the 2018 Omnibus Plan.
(4)As part of its competitive compensation program, the Company in 2021 provided its Named Executive Officers with certain perquisites and other personal benefits. The amounts listed below are the aggregate incremental cost of the benefits and perquisites paid by the Company. The aggregate incremental cost to the Company is computed as the actual out-of-pocket cost to the Company of supplying such perquisite. For example, the amount listed under the Company Paid Life Insurance column is the amount that the Company paid to a third party as a result of providing the life insurance to the Named Executive Officer. As part of their compensation, each of the Named Executive Officers in 2021 received the benefits and perquisites listed in the table below:

Name	Disability Premiums	401(k) Matching Contributions	Employee Stock Purchase Plan Company Contributions	Company Paid Life Insurance	Dividends on Stock Awards*	Other**	Total
John L. Garrison	$1,073	$14,500	$0	$2,592	$106,098	$212,757	$337,020
John D. Sheehan	$1,073	$14,500	$0	$2,592	$34,664	$136,372	$189,201
Kieran Hegarty	$0	$0	$0	$1,957	$21,200	$59,699	$82,856
Scott Posner	$1,073	$14,500	$0	$2,592	$9,664	$78,050	$105,879
Amy George	$1,073	$14,500	$390	$2,557	$8,233	$81,331	$108,084
*Dividends are received on time-based restricted stock awards and on performance-based stock only to the extent that awards have been earned. Payment of the dividend is only made if and when the underlying stock award vests.
**The amount shown for Mr. Garrison consists of (i) $165,896 for the Company’s contribution to the DC SERP and (ii) $46,861 for matching contribution to the Company’s ERISA Excess Plan; the amount shown for Mr. Sheehan consists of (i) $99,100 for the Company’s contribution to the DC SERP and (ii) $37,272 for matching contributions to the Company’s Deferred Compensation Plan; the amount shown for Mr. Hegarty consists of (i) $16,114 for a vehicle allowance and fuel expenses, (ii) $42,645 for pension contributions and related payments and (iii) $940 related to executive health benefits; the amount shown for Mr. Posner consists of (i) $57,831 for the Company’s contribution to the DC SERP and (ii) $20,219 for matching contribution to the Company’s ERISA Excess Plan; the amount shown for Ms. George consists of (i) $60,499 for the Company’s contribution to the DC SERP and (ii) $20,832 for matching contributions to the Company’s Deferred Compensation Plan.

2022 PROXY STATEMENT	33

COMPENSATION
(5)Mr. Sheehan retired as Senior Vice President and Chief Financial Officer effective December 31, 2021 and his employment with the Company will end on April 1, 2022.
(6)Mr. Hegarty received his 2021, 2020 and 2019 compensation in Pounds Sterling. The 2021 amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.3754. The 2020 amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.2890. The 2019 amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.2751.

Grants of Plan-Based Awards
The following table sets forth information on grants of awards under the Company’s equity and non-equity incentive plans during 2021 to the Named Executive Officers. The amount of stock awards, option awards and non-equity incentive plan compensation recognized for financial reporting purposes by the Company for the Named Executive Officers during 2021 is also listed in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John L. Garrison	3/4/2021							44,966			$1,925,000
	3/4/2021				10,439	41,754	83,508				$1,787,500
	3/4/2021				10,439	41,754	83,508				$2,293,249
	N/A	$9,317	$1,242,295	$2,285,823
John D. Sheehan	3/4/2021							15,943			$655,185
	3/4/2021				3,701	14,804	29,608				$595,704
	3/4/2021				3,701	14,804	29,608				$689,597
	N/A	$25,484	$509,681	$937,813
Kieran Hegarty	3/4/2021							9,811			$420,000
	3/4/2021				2,278	9,110	18,220				$390,000
	3/4/2021				2,278	9,110	18,220				$500,345
	N/A	$19,262	$385,241	$708,843
Scott Posner	3/4/2021							5,314			$227,500
	3/4/2021				1,234	4,935	9,870				$211,250
	3/4/2021				1,234	4,935	9,870				$271,020
	N/A	$14,670	$293,390	$539,838
Amy George	3/4/2021							4,129			$176,750
	3/4/2021				959	3,834	7,668				$164,125
	3/4/2021				959	3,834	7,668				$210,562
	N/A	$14,351	$287,011	$528,100
(1)The target award levels established for the annual incentive program are established annually in the first quarter and are expressed as a percentage of the Named Executive Officer’s base salary. See “Compensation Discussion and Analysis” under the heading “Annual Incentive Program” for a description of the annual incentive bonus program. The amounts reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for awards under the annual incentive bonus program made in 2021 and based on performance in 2021, that were paid in March 2022. Thus, the amounts shown in the “threshold, target and maximum” columns reflect the range of potential payouts when the target award levels were established in the first quarter of 2021. The actual amounts paid pursuant to those awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)The amounts reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for performance share awards granted in 2021. The first performance share award is subject to the Company achieving certain ROIC targets and the second performance share award is subject to the Company achieving certain TSR targets. The performance share awards pay $0 for performance below threshold. These performance shares will vest in full in 2024 if the target performance criteria are satisfied. For a description of the process for determining target award levels and the terms of the performance share awards, please refer to “Compensation Discussion and Analysis” under the heading “Long-Term Incentive Compensation.” Upon the earliest to occur of certain changes in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such performance shares shall vest immediately. Dividends, if any, are paid on earned performance shares at the same rate as paid to all stockholders.
(3)The amounts in this column reflect the time-based restricted stock awards granted in 2021. For a description of the process for determining award levels and the terms of such awards, see “Compensation Discussion and Analysis” under the heading “Long-Term Incentive Compensation.” Upon the earliest to occur of certain changes in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such restricted stock award shall vest immediately. Dividends, if any, are paid on restricted stock awards at the same rate as paid to all stockholders.
(4)The grant date fair value of the equity awards granted in 2021 was calculated in accordance with ASC 718. For a description of the assumptions made in valuing the equity awards see Note M – “Stockholders’ Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

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Outstanding Equity Awards at Fiscal Year-End
The table below summarizes the amount of unexercised stock options, Restricted Stock that has not vested and equity incentive plan awards that have not yet vested for each of the Named Executive Officers as of December 31, 2021.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John L. Garrison						21,435(2)	$942,059
								22,062(3)	$969,610
								14,479(4)	$636,342
								14,479(5)	$636,342
								14,169(6)	$622,748
								19,305(7)	$848,455
						63,122(8)	$2,744,231
								31,458(9)	$1,382,588
								21,561(10)	$947,617
								21,561(11)	$947,617
								21,561(12)	$947,617
								28,748(13)	$1,263,490
								28,748(14)	$1,263,490
						45,465(15)	$1,998,196
								10,439(16)	$458,775
								10,439(17)	$458,775
								10,439(18)	$458,775
								10,439(19)	$458,775
								13,918(20)	$611,700
								13,918(21)	$611,700
								13,918(22)	$611,700
John D. Sheehan						6,967(2)	$306,192
								7,170(3)	$315,123
								4,706(4)	$206,811
								4,706(5)	$206,811
								4,605(6)	$202,393
								6,274(7)	$275,748
						20,515(8)	$901,655
								10,224(9)	$449,341
								7,007(10)	$307,976
								7,007(11)	$307,976
								7,007(12)	$307,976
								9,343(13)	$410,634
								9,343(14)	$410,634
						16,119(15)	$708,451
								3,701(16)	$162,657
								3,701(17)	$162,657
								3,701(18)	$162,657
								3,701(19)	$162,657
								4,935(20)	$216,875
								4,935(21)	$216,875
								4,935(22)	$216,876

2022 PROXY STATEMENT	35

COMPENSATION

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kieran Hegarty						4,287(2)	$188,412
								4,412(3)	$193,922
								2,896(4)	$127,268
								2,896(5)	$127,268
								2,834(6)	$124,550
								3,861(7)	$169,691
						12,625(8)	$554,882
								6,292(9)	$276,518
								4,312(10)	$189,523
								4,312(11)	$189,523
								4,312(12)	$189,524
								5,750(13)	$252,698
								5,750(14)	$252,698
						9,920(15)	$435,970
								2,278(16)	$100,096
								2,278(17)	$100,096
								2,278(18)	$100,096
								2,278(19)	$100,096
								3,037(20)	$133,462
								3,037(21)	$133,462
								3,037(22)	$133,462
Scott Posner						2,050(2)	$90,088
								486(6)	$21,377
								663(7)	$29,125
						6,313(8)	$277,463
								3,146(9)	$138,259
								2,156(10)	$94,762
								2,156(11)	$94,762
								2,156(12)	$94,762
								2,875(13)	$126,349
								2,875(14)	$126,349
						929(23)	$40,844
						5,373(15)	$236,150
								1,234(16)	$54,219
								1,234(17)	$54,219
								1,234(18)	$54,219
								1,234(19)	$54,219
								1,645(20)	$72,292
								1,645(21)	$72,292
								1,645(22)	$72,292
Amy George						1,413(2)	$62,113
								1,454(3)	$63,922
								955(4)	$41,951
								955(5)	$41,951
								934(6)	$41,055
								1,273(7)	$55,935
						5,261(8)	$231,227

36	WWW.TEREX.COM

COMPENSATION

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
								2,622(9)	$115,216
								1,797(10)	$78,968
								1,797(11)	$78,968
								1,797(12)	$78,968
								2,396(13)	$105,291
								2,396(14)	$105,291
						4,175(15)	$183,471
								958(16)	$42,124
								958(17)	$42,124
								958(18)	$42,124
								958(19)	$42,124
								1,278(20)	$56,165
								1,278(21)	$56,165
								1,278(22)	$56,165
(1)Values based on the closing price of the Company’s Common Stock on the NYSE on December 31, 2021 of $43.95.
(2)The shares of Restricted Stock vested on March 12, 2022.
(3)The shares of Restricted Stock vested on March 12, 2022 because the Company exceeded its target TSR percentile rank for the annual period between January 1, 2020 and December 31, 2020. Based on the Company’s TSR performance as reported by an independent third party and approved by the Board, each executive earned 151% of the initial performance award.
(4)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2021 and December 31, 2021. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2021 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank. Based on the Company’s TSR performance as reported by an independent third party and approved by the Board, each executive earned 127% of the initial performance award.
(5)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual periods between January 1, 2019 and December 31, 2021. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2021 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank. Based on the Company’s TSR performance as reported by an independent third party and approved by the Board, each executive earned 57% of the initial performance award and forfeited the remaining 43% of the initial award.
(6)The shares of Restricted Stock vested on March 12, 2022 because the Company exceeded its threshold ROIC for 2019. Based on the Company’s ROIC performance, each executive earned 72% of the initial performance award and forfeited the remaining 28% as the Company’s ROIC performance in 2019 was below the target.
(7)The shares of Restricted Stock vest if the Company achieves a target ROIC for 2021. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2021 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. Based on the Company’s ROIC performance in 2021, each executive earned 184% of the initial performance award.
(8)The shares of Restricted Stock vest as follows: 1∕2 on February 26, 2022 and 1∕2 on February 26, 2023.
(9)The shares of Restricted Stock will vest on the later of the third anniversary of the date of grant, or after the Company’s 2022 financial statements are completed and filed with the SEC because the Company exceeded its target TSR percentile rank for the annual period between January 1, 2020 and December 31, 2020. Based on the Company’s TSR performance as reported by an independent third party and approved by the Board, each executive earned 144% of the initial performance award.
(10)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2021 and December 31, 2021. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2022 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank. Based on the Company’s TSR performance as reported by an independent third party and approved by the Board, each executive earned 119% of the initial performance award.
(11)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2022 and December 31, 2022. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2022 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.

2022 PROXY STATEMENT	37

COMPENSATION
(12)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual periods between January 1, 2020 and December 31, 2022. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant or after the Company’s 2022 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.
(13)The shares of Restricted Stock vest if the Company achieves a target ROIC for 2021. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2022 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. Based on the Company’s ROIC performance in 2021, each executive earned 184% of the initial performance award.
(14)The shares of Restricted Stock will vest if the Company achieves a targeted ROIC in 2022. If the target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2022 financial statements are completed and filed with the SEC. The number of shares in this grant is subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. The ROIC target for 2022 will be based upon the Company’s 2022 operating plan.
(15)The shares of Restricted Stock vest as follows:1∕3 on March 4, 2022; 1∕3 on March 4, 2023; and 1∕3 on March 4, 2024.
(16)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2021 and December 31, 2021. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2023 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank. Based on the Company’s TSR performance as reported by an independent third party and approved by the Board, each executive earned 127% of the initial performance award.
(17)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2022 and December 31, 2022. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2023 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.
(18)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual periods between January 1, 2023 and December 31, 2023. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant or after the Company’s 2023 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.
(19)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual periods between January 1, 2021 and December 31, 2023. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant or after the Company’s 2023 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.
(20)The shares of Restricted Stock vest if the Company achieves a target ROIC for 2021. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2023 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. Based on the Company’s ROIC performance in 2021, each executive earned 184% of the initial performance award.
(21)The shares of Restricted Stock will vest if the Company achieves a targeted ROIC in 2022. If the target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2023 financial statements are completed and filed with the SEC. The number of shares in this grant is subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. The ROIC target for 2022 will be based upon the Company’s 2022 operating plan.
(22)The shares of Restricted Stock will vest if the Company achieves a targeted ROIC in 2023. If the target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2023 financial statements are completed and filed with the SEC. The number of shares in this grant is subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. The ROIC target for 2023 will be based upon the Company’s 2023 operating plan.
(23)The shares of Restricted Stock vest on October 31, 2022.

Option Exercises and Stock Vested
The table below summarizes the stock options exercised and each vesting of Restricted Stock during 2021 for each of the Named Executive Officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John L. Garrison	0	$0	130,266	$5,680,806
John D. Sheehan	0	$0	38,502	$1,678,301
Kieran Hegarty	0	$0	22,593	$984,575
Scott Posner	0	$0	9,154	$399,099
Amy George	0	$0	8,227	$357,333

38	WWW.TEREX.COM

COMPENSATION

Nonqualified Deferred Compensation
The table below provides information for the Named Executive Officers with respect to the Company’s Deferred Compensation Plan, ERISA Excess Plan and DC SERP.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
John L. Garrison	$42,173	$212,757	$311,490	$0	$2,803,484
John D. Sheehan	$132,360	$136,372	$189,274	$0	$1,575,856
Kieran Hegarty	$0	$0	$0	$0	$0
Scott Posner	$15,642	$78,050	$4,543	$0	$159,079
Amy George	$170,803	$81,331	$386,253	$0	$3,235,394
(1)The amounts shown in the “Executive Contributions in Last FY” column are included in the “Salary”, “Bonus” and/or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table above.
(2)The amounts shown in the “Registrant Contributions in Last FY” column are included in the “All Other Compensation” column of the Summary Compensation Table above.
(3)Includes $1,013,107 for Mr. Garrison, $375,397 for Mr. Sheehan, $47,134 for Mr. Posner and $98,147 for Ms. George, which amounts were included in Summary Compensation Tables in previous years.
Under the Deferred Compensation Plan or ERISA Excess Plan, a Named Executive Officer may defer up to (i) 20% of his/her salary and (ii) 100% of his/her bonus (participants may not defer salary and/or bonus amounts in the same year to both the Deferred Compensation Plan and the ERISA Excess Plan). The deferrals in the Deferred Compensation Plan may be invested in Common Stock or in a bond fund and deferrals in the ERISA Excess Plan may be invested in a number of investment options that generally mirror the investment options of the Company’s 401(k) Plan. The Deferred Compensation Plan bond deferrals are invested in the Baird Core Plus Bond Fund (Institutional Class). For Deferred Compensation Plan deferrals, the Company makes a contribution of 25% of the Named Executive Officer’s salary and/or bonus that is deferred and invested in Common Stock. For ERISA Excess Plan deferrals, the Company makes a contribution of 100% of the Named Executive Officer’s salary and/or bonus that is deferred to the extent such deferral does not exceed 5% of salary and bonus. The Company does not make a contribution with respect to any deferrals into the Deferred Compensation Plan bond fund. Participants in the Deferred Compensation Plan and ERISA Excess Plan are always fully vested in their deferrals and any matching contributions received.
The DC SERP is intended to provide certain senior executives of the Company with retirement benefits in recognition of their contributions to the long-term growth of the Company. Participants in the DC SERP with ten or more years of eligible service are vested and entitled to contributions made by the Company to their DC SERP account. Mr. Sheehan was credited with five years of service for vesting purposes when he was hired by the Company. Annual contributions are based upon 10% of the participant’s base salary and bonus earned. DC SERP accounts are invested in the Baird Core Plus Bond Fund
(Institutional Class). Benefits are payable in a lump sum payout following termination of employment.
The Named Executive Officers may receive payments under the Deferred Compensation Plan and ERISA Excess Plan after their employment terminates, upon their death or if they have an unforeseeable emergency (as defined in the Deferred Compensation Plan).
In addition, participants in the Deferred Compensation Plan may elect to receive all or a portion of their deferral, including the Company’s matching contribution, after the deferral has been in the Deferred Compensation Plan for at least three years. Furthermore, for deferrals made prior to December 31, 2004, if they elect to receive an accelerated distribution under the Deferred Compensation Plan, the Named Executive Officers shall (i) forfeit 10% of the amount of the distribution to the Company, (ii) forfeit any Company matching contribution that has not been in the plan for at least one year due to the accelerated distribution and (iii) be unable to make further deferrals into the plan for at least 12 months. In accordance with Section 409A of the Code, accelerated distributions are not allowed under the Deferred Compensation Plan for any deferrals made after December 31, 2004.

2022 PROXY STATEMENT	39

COMPENSATION

Potential Payments Upon Termination or Change in Control
Pursuant to the Executive Agreements in effect as of December 31, 2021, if an executive’s employment with the Company is terminated within six months of a Change in Control (as defined in the Executive Agreements) in anticipation of such Change in Control or within 24 months following a Change in Control, other than for Cause, by reason of death or Permanent Disability or by the executive without Good Reason (each as defined in the Executive Agreements), the executive is to receive (i) two times his/her base salary (Mr. Posner and Ms. George would receive one times his/her base salary), (ii) two times his/her target annual bonus (Mr. Posner and Ms. George would receive one times his/her annual bonus), (iii) a prorata payment for year-to-date service, and (iv) any accrued vacation pay. This payment is to be paid in a lump sum simultaneously with the executive’s termination or on a monthly basis. In addition, the executive also will receive (a) immediate vesting of unvested stock options, stock grants and cash performance awards, with a period of up to six months following termination to exercise such options, (b) continuing insurance coverage for 24 months from termination (Mr. Posner and Ms. George would receive coverage for 12 months), (c) continuation of all other benefits in effect at the time of termination for 24 months from termination (Mr. Posner and Ms. George would receive benefits for 12 months) and (d) outplacement services for a period of at least 12 months from termination.
In the event an executive’s employment with the Company is terminated by the Company without Cause or by the executive for Good Reason (other than in connection with a Change in Control), the Company is to pay the executive (i) two times his/her base salary (Mr. Posner and Ms. George would receive one times his/her base salary), (ii) two times his/her target annual bonus (this is not applicable for Mr. Posner and Ms. George), (iii) a prorata payment for year-to-date service, and (iv) any accrued vacation pay. This amount is to be paid in 24 equal monthly payments (Mr. Posner and Ms. George would be paid in 12 equal monthly payments). In such event, the executive would also have the right to exercise any stock options, long-term incentive awards or similar awards for up to six months following termination, and would immediately vest in non-performance based options and stock awards granted under the Company’s incentive plans that would vest in the 24 months following the date of termination (Mr. Posner and Ms. George would immediately vest in the options and stock awards granted to him/her under the Company’s incentive plans that would vest in the 12 months following the date of termination). In addition, the Company would also provide continuing insurance coverage, continuation of all other benefits in effect at the time of termination for 24 months from termination (Mr. Posner and Ms. George would receive coverage and benefits for 12 months) and outplacement services for a period of at least 12 months from termination.
As part of the Executive Agreements, the executives agree to keep confidential certain Company information and not to disparage the Company. In addition, Messrs. Garrison, Sheehan and Hegarty agree that, for a period of 24 months, following the date of termination, the executive will not, without the prior written consent of the Company, directly or indirectly engage in or render any services to any Competitive Business (as such term is defined in the Executive Agreements) nor solicit, induce or entice any employee of the Company to leave the Company.
Each Executive Agreement has an initial term of one year and automatically renews for an additional term of one year commencing on each anniversary of the date of the agreement until and unless either party sends written notice of non-renewal to the other party at least six months prior to a renewal date; provided, however, that if a Change in Control shall occur during the initial or renewed term of such agreement, then the Executive Agreement remains in effect until the third anniversary of the date of the Change in Control.

40	WWW.TEREX.COM

COMPENSATION
The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Garrison, assuming that the triggering event took place on December 31, 2021 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2021 and Mr. Garrison was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (Change in Control)	Death	Disability
Base Salary	0	0	$2,000,000	0	$2,000,000	0	0
Annual Incentive	0	0	$3,750,000	0	$3,750,000	0	0
Restricted Shares (time-based)	0	0	$5,048,471	0	$5,714,467	$5,714,467	$5,714,467
Restricted Shares (performance-based)	0	0	$2,974,932	0	$14,136,122	$14,136,122	$14,136,122
Stock Options	0	0	0	0	0	0	0
Cash Awards	0	0	0	0	0	0	0
Disability Premiums	0	0	$2,000(1)	0	$2,000(1)	0	0
Life Insurance Premiums	0	0	$5,000(1)	0	$5,000(1)	0	0
Health and Welfare Premiums	0	0	$47,000(1)	0	$47,000(1)	0	0
Other Benefits	0	0	$462,300(1)	0	$462,300(1)	0	0
Retirement Plan Payments(2)	$2,043,500	$2,043,500	$3,143,500	$2,043,500	$3,143,500	$2,043,500	$3,143,500
Life Insurance Proceeds	0	0	0	0	0	$900,000	0
Disability Benefits	0	0	0	0	0	0	$590,000(3)
(1)Reflects the estimated value of a benefit that Mr. Garrison would be entitled to receive.
(2)Reflects the estimated value of Mr. Garrison’s qualified and non-qualified retirement plans on December 31, 2021.
(3)Reflects the estimated value of all future payments that Mr. Garrison would be entitled to receive under the Company’s disability program.
The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Sheehan, assuming that the triggering event took place on December 31, 2021 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2021 and Mr. Sheehan was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (Change in Control)	Death	Disability
Base Salary	0	0	$1,359,150	0	$1,359,150	0	0
Annual Incentive	0	0	$1,529,044	0	$1,529,044	0	0
Restricted Shares (time-based)	0	0	$1,680,144	0	$1,916,264	$1,916,264	$1,916,264
Restricted Shares (performance-based)	0	0	$966,856	0	$4,702,694	$4,702,694	$4,702,694
Stock Options	0	0	0	0	0	0	0
Cash Awards	0	0	0	0	0	0	0
Disability Premiums	0	0	$2,000(1)	0	$2,000(1)	0	0
Life Insurance Premiums	0	0	$5,000(1)	0	$5,000(1)	0	0
Health and Welfare Premiums	0	0	$46,000(1)	0	$46,000(1)	0	0
Other Benefits	0	0	$310,000(1)	0	$310,000(1)	0	0
Retirement Plan Payments(2)	$1,834,000	$1,834,000	$1,834,000	$1,834,000	$1,834,000	$1,834,000	$1,834,000
Life Insurance Proceeds	0	0	0	0	0	$900,000	0
Disability Benefits	0	0	0	0	0	0	$630,000(3)
(1)Reflects the estimated value of a benefit that Mr. Sheehan would be entitled to receive.
(2)Reflects the estimated value of Mr. Sheehan’s qualified and non-qualified retirement plans on December 31, 2021.
(3)Reflects the estimated value of all future payments that Mr. Sheehan would be entitled to receive under the Company’s disability program.
Mr. Sheehan retired as Senior Vice President, Chief Financial Officer on December 31, 2021 and his employment with the Company will end on April 1, 2022. In connection with Mr. Sheehan’s retirement and in recognition of Mr. Sheehan’s age and tenure with the Company (and consistent with how the Company handles other long-tenured team members who retire from the Company in good standing), Mr. Sheehan’s unvested time-based and performance-based shares where the performance has already been achieved (70,725 shares) will vest upon his retirement and his unvested performance-

2022 PROXY STATEMENT	41

COMPENSATION
based shares where the performance period has not yet been completed (44,330 shares) will continue to vest in accordance with their terms. Mr. Sheehan will not receive any other compensation in connection with his retirement from the Company.
The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Hegarty, assuming that the triggering event took place on December 31, 2021 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2021 and Mr. Hegarty was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination(2)	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (Change in Control)(2)	Death(2)	Disability(2)
Base Salary	0	0	$1,027,308	0	$1,027,308	0	0
Annual Incentive	0	0	$1,155,722	0	$1,155,722	0	0
Restricted Shares (time-based)	0	0	$1,033,953	0	$1,179,266	$1,179,266	$1,179,266
Restricted Shares (performance-based)	0	0	$594,995	0	$2,894,108	$2,894,108	$2,894,108
Stock Options	0	0	0	0	0	0	0
Cash Awards	0	0	0	0	0	0	0
Disability Premiums	0	0	0	0	0	0	0
Life Insurance Premiums	0	0	$4,000(1)	0	$4,000(1)	0	0
Health and Welfare Premiums	0	0	$3,000(1)	0	$3,000(1)	0	0
Other Benefits	0	0	$127,000(1)	0	$127,000(1)	0	0
Retirement Plan Payments	0	0	0	0	0	0	0
Life Insurance Proceeds	0	0	0	0	0	$1,541,000	0
Disability Benefits	0	0	0	0	0	0	0
(1)Reflects the estimated value of a benefit that Mr. Hegarty would be entitled to receive.
(2)Mr. Hegarty receives payments in Pounds Sterling. Amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.3754.
The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Posner, assuming that the triggering event took place on December 31, 2021 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2021 and Mr. Posner was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (Change in Control)	Death	Disability
Base Salary	0	0	$460,000	0	$460,000	0	0
Annual Incentive	0	0	$299,000	0	$598,000	0	0
Restricted Shares (time-based)	0	0	$348,362	0	$644,527	$644,527	$644,527
Restricted Shares (performance-based)	0	0	$21,360	0	$1,159,577	$1,159,577	$1,159,577
Stock Options	0	0	0	0	0	0	0
Cash Awards	0	0	0	0	0	0	0
Disability Premiums	0	0	$1,000(1)	0	$1,000(1)	0	0
Life Insurance Premiums	0	0	$2,500(1)	0	$2,500(1)	0	0
Health and Welfare Premiums	0	0	$24,000(1)	0	$24,000(1)	0	0
Other Benefits	0	0	$100,000(1)	0	$100,000(1)	0	0
Retirement Plan Payments(2)	$1,370,000	$1,370,000	$1,370,000	$1,370,000	$1,370,000	$1,370,000	$1,370,000
Life Insurance Proceeds	0	0	0	0	0	$900,000	0
Disability Benefits	0	0	0	0	0	0	$2,530,000(3)
(1)Reflects the estimated value of a benefit that Mr. Posner would be entitled to receive.
(2)Reflects the estimated value of Mr. Posner’s qualified and non-qualified retirement plans on December 31, 2021.
(3)Reflects the estimated value of all future payments that Mr. Posner would be entitled to receive under the Company’s disability program.

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COMPENSATION
The following table describes the potential payments upon termination or a Change in Control of the Company for Ms. George, assuming that the triggering event took place on December 31, 2021 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2021 and Ms. George was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (Change in Control)	Death	Disability
Base Salary	0	0	$443,700	0	$443,700	0	0
Annual Incentive	0	0	$288,405	0	$576,810	0	0
Restricted Shares (time-based)	0	0	$238,869	0	$476,814	$476,814	$476,814
Restricted Shares (performance-based)	0	0	$104,953	0	$1,144,722	$1,144,722	$1,144,722
Stock Options	0	0	0	0	0	0	0
Cash Awards	0	0	0	0	0	0	0
Disability Premiums	0	0	$1,000(1)	0	$1,000(1)	0	0
Life Insurance Premiums	0	0	$2,500(1)	0	$2,500(1)	0	0
Health and Welfare Premiums	0	0	$31,000(1)	0	$31,000(1)	0	0
Other Benefits	0	0	$104,000(1)	0	$104,000(1)	0	0
Retirement Plan Payments(2)	$4,462,000	$4,462,000	$4,462,000	$4,462,000	$4,462,000	$4,462,000	$4,462,000
Life Insurance Proceeds	0	0	0	0	0	$888,000	0
Disability Benefits	0	0	0	0	0	0	$800,000(3)
(1)Reflects the estimated value of a benefit that Ms. George would be entitled to receive.
(2)Reflects the estimated value of Ms. George’s qualified and non-qualified retirement plans on December 31, 2021.
(3)Reflects the estimated value of all future payments that Ms. George would be entitled to receive under the Company’s disability program.

Equity Compensation Plan Information
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	—(1)	$—	3,320,301
Equity compensation plans not approved by stockholders	—	$—	—
Total	—	$—	3,320,301
(1)This does not include 1,887,706 shares of restricted stock awards and 635,971 shares held in a rabbi trust for a deferred compensation plan.

CEO Pay Ratio
For 2021, we used the same median employee that was identified in 2020 since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. The median annual total compensation of all employees of the Company (other than the CEO), was $50,120. The annual total compensation of the Company’s CEO was $9,540,015. Based on this information, the ratio of the annual total compensation of the Company’s CEO to the median of the annual total compensation of all employees was approximately 190 to 1 in 2021. The process that we used to determine our median employee in 2020 is summarized below.
In order to determine the median employee from a compensation perspective, the Company used cash salary paid in the 2020 calendar year for all employees worldwide employed as of December 10, 2020. Salary amounts were annualized for all employees who were hired after January 1, 2020. For those employees compensated in foreign currencies, average exchange rates for the full year 2020 were used to convert their compensation into U.S. dollars. The Company determined that its median employee from a compensation perspective is employed in one of its manufacturing locations in the United Kingdom. To determine the ratio disclosed above, the Company calculated the median employee’s compensation for fiscal year 2021 in accordance with the rules applicable to the compensation elements included in the Summary Compensation Table, converted the median employee’s compensation from Pounds Sterling to USD using the average rate of £1.00 = $1.3754, and compared such compensation to the compensation of the Company’s

2022 PROXY STATEMENT	43

CEO, as reported in the Summary Compensation Table.
Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

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APPROVAL OF AN AMENDMENT TO THE TEREX CORPORATION DEFERRED COMPENSATION PLAN

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE TEREX CORPORATION DEFERRED COMPENSATION PLAN
General
The Board of Directors previously unanimously approved and adopted a Deferred Compensation Plan (as amended, the “Deferred Compensation Plan”). The Deferred Compensation Plan was approved by the stockholders of the Company on May 25, 2004 and on May 9, 2013.
The purpose of the Deferred Compensation Plan is to assist the Company in attracting and retaining selected individuals to serve as directors, officers and employees of the Company and its subsidiaries and affiliates who will contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentive inherent in the ownership of the Common Stock. Under NYSE rules with respect to equity compensation plans, a plan cannot provide for matching contributions in stock (stock is credited to a participant's account based upon the amount of compensation the participant elects to defer) for more than ten years unless stockholder approval is received. On May 25, 2004, the Company's stockholders approved matching contributions in stock until March 10, 2014. The Board adopted an amendment to the Deferred Compensation Plan on February 28, 2013, to extend the date that matching contributions may be made until
February 27, 2023, which was approved by the Company’s stockholders on May 9, 2013. The Board adopted an additional amendment to the Deferred Compensation Plan on March 3, 2022, to extend the date that matching contributions may be made until March 2, 2032, and directed that the Deferred Compensation Plan be submitted to the stockholders of the Company for their approval. Approval of the amendment to the Deferred Compensation Plan will require the affirmative vote of a majority of the shares of Common Stock (“Shares”) present in person or by proxy at the Meeting, provided that the total votes cast on this proposal represent over 50% of the total number of Shares entitled to vote on this proposal. If the stockholders fail to approve the amendment of the Deferred Compensation Plan, the Company can continue to make matching contributions under the existing plan until February 27, 2023. Although no Company matching contributions would be made after that date, the plan would continue to exist after that date.
The following summary of the material features of the Deferred Compensation Plan is qualified in its entirety by the terms of the Deferred Compensation Plan, which is attached to this Proxy Statement as Appendix A.

Eligibility
A select group of the Company's senior managers and the outside directors of the Company (each a “Plan Participant” and collectively, the “Plan Participants”) are eligible to participate in the Deferred Compensation Plan.
As of December 31, 2021, approximately 225 people were eligible to participate in the Deferred Compensation Plan and 25 were participating in the plan.

Participant Deferrals
On an annual basis, a Plan Participant may defer into the Deferred Compensation Plan up to (i) 20% of his/her salary, (ii) 100% of his/her bonus, (iii) 100% of his/her vested restricted stock awards and (iv) 100% of his/her director fees.
The Plan Participant's deferrals may be invested in Shares or in a bond index. The Company has been in the practice of purchasing Shares on the open market to fund Plan Participants' deferrals invested in Shares. The value of each Share that is purchased and deferred under the plan is the closing price per Share on the NYSE on the day it is posted to the Plan Participant's account. The fund deferrals are invested in the Baird Core Plus Bond Fund (Institutional Class).

2022 PROXY STATEMENT	45

APPROVAL OF AN AMENDMENT TO THE TEREX CORPORATION DEFERRED COMPENSATION PLAN

Company Contributions
The Company makes a contribution of 25% of the Plan Participant's salary and bonus that is deferred. The Company does not make a contribution with respect to any deferrals into the bond index or any deferrals by any directors. The Company has been in the practice of purchasing Shares on the open market to fund the Company contributions. The value of each Share that is contributed under the plan by the Company is the closing price per Share on the NYSE on the day it is posted to the Plan Participant's account.

Benefit Payments
Plan Participants may receive payments under the Deferred Compensation Plan after their employment or service as an outside director terminates, upon their death or if they have an unforeseeable emergency (as defined in the Deferred Compensation Plan). In addition, Plan Participants may elect to receive all or a portion of their deferral, including the Company's matching contribution, after the deferral has been in the Deferred Compensation Plan for at least three years. Any payment from a Plan Participant's account that is invested in Shares will be distributed in Shares, except for fractional Shares, which will be paid in cash. Any payment from a Plan Participant's account that is invested in the bond index will be paid in cash.

Administration
The Deferred Compensation Plan is administered by the Company. The Company may appoint agents as it deems necessary or appropriate to assist it with the operation and administration of the Deferred Compensation Plan. The
Company's determination as to any issue that arises with respect to the conduct or operation of the Deferred Compensation Plan is binding and conclusive.

Term, Termination and Amendment of the Deferred Compensation Plan
The Company may amend or modify the Deferred Compensation Plan, subject to any required stockholder approval. The Company will be unable to provide matching contributions in Shares after March 2, 2032. Although no Company contributions may be made after that date, the plan will continue to exist after that date.

Company Contributions Under the Deferred Compensation Plan
Because benefits under the Deferred Compensation Plan will depend on Plan Participant elections, the fair market value of the Shares and the return on the bond fund, it is not possible to determine the benefits that will be received if the plan amendment is approved by stockholders.

During 2021, Company contributions were made under the Deferred Compensation Plan as follows:
•1,268 Shares were provided as matching contributions to the Named Executive Officers (one of whom was also a Director) as a group.
•No Shares were provided as matching
contributions to all current executive officers of the Company (not including the Named Executive Officers) as a group.
•No Shares were provided as matching contributions to the Directors (not including one Director who was also a Named Executive Officer) as a group.
•2,296 Shares were provided as matching contributions to all employees of the Company (not including all current executive officers and Named Executive Officers of the Company) as a group.

Recommendation
The Board of Directors believes that the approval of the Deferred Compensation Plan is in the best interests of the Company and its stockholders because the Deferred Compensation Plan enables the Company to provide competitive equity incentives to the Plan Participants to enhance the profitability of the Company and increase stockholder value.

The Board recommends that the stockholders vote FOR approval of the amendment of the Terex Corporation Deferred Compensation Plan.

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AUDIT

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On November 30, 2020, following the completion of a competitive process to select an audit firm, at the direction of the Audit Committee, the Company selected KPMG LLP as the Company’s independent registered public accounting firm and auditors for the Company for the year ending December 31, 2021 and related interim periods, contingent upon the execution of an engagement letter following completion of KPMG LLP’s standard client acceptance procedures. On the same date, the Company, at the direction of the Audit Committee, dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm effective upon the completion of its audit and the issuance of its reports on the Company’s consolidated financial statements to be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2020. The decision to change independent registered public accounting firms was approved by the Audit Committee.
The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended December 31, 2020 and December 31, 2019, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in its report, and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
During the fiscal years ended December 31, 2020 and December 31, 2019, neither the Company nor anyone on the Company’s behalf consulted KPMG LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
The Board, at the recommendation of the Audit Committee, desires to continue the service of KPMG LLP for 2022. Accordingly, the Board recommends to the stockholders ratification of the retention of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. If the stockholders do not approve KPMG LLP as the Company’s independent registered public accounting firm, the Board and the Audit Committee will reconsider this selection.
A Representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he/she desires to do so, and he/she is expected to be available to respond to appropriate questions.

Audit Fees
During the fiscal year ended December 31, 2021 KPMG LLP charged the Company $2,722,000, for professional services rendered by such firm for the audit of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year and work performed for statutory audits. During the fiscal year ended December 31, 2020 PricewaterhouseCoopers LLP charged the Company $5,086,000 for professional services rendered by such firm for the audit of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year, work performed for statutory audits as well as procedures related to the filing of a Registration Statement on Form S-3.

2022 PROXY STATEMENT	47

AUDIT

Audit-Related Fees
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The aggregate fees billed by KPMG LLP for such audit-related services for the fiscal year ended December 31, 2021 was $0. The aggregate fees billed by PricewaterhouseCoopers LLP for such audit-related services for the fiscal year ended December 31, 2020 was $0.

Tax Fees
The aggregate fees billed for tax services provided by KPMG LLP in connection with tax compliance services for the fiscal year ended December 31, 2021 was $13,000. The aggregate fees billed for tax services provided by
PricewaterhouseCoopers LLP in connection with tax compliance and tax consulting services for the fiscal year ended December 31, 2020 was $50,000.

All Other Fees
The aggregate fees billed by KPMG LLP for services not included in the above services for the fiscal year ended December 31, 2021 was $0. The aggregate fees billed by PricewaterhouseCoopers LLP for services not included in the above services for the fiscal year ended December 31, 2020 was $4,000, and was primarily related to miscellaneous items.
All of the services related to the Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the general pre-approval provisions set forth in the Audit Committee’s pre-approval policies described in “Audit Committee Meetings and Responsibilities.”

The Board recommends that the stockholders vote FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2022.

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AUDIT

Audit Committee Report
The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2021 with the management of the Company and the Company’s independent registered public accounting firm for such fiscal year, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP the independence of such independent registered public accounting firm. The Audit Committee also has considered whether KPMG LLP’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2021 for filing with the SEC.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and on the report issued by the independent registered public accounting firm.
AUDIT COMMITTEE

PAULA H. J. CHOLMONDELEY
THOMAS J. HANSEN
SANDIE O’CONNOR
ANDRA RUSH

2022 PROXY STATEMENT	49

OTHER IMPORTANT INFORMATION
The Board does not know of any other business to be brought before the Annual Meeting. In the event any such matters are brought before the Annual Meeting, the persons named in the enclosed Proxy will vote the Proxies received by them as they deem best with respect to all such matters.
All proposals of stockholders intended to be included in the proxy statement to be presented at the 2023 Annual Meeting of Stockholders must be received at the Company’s offices at 45 Glover Avenue, 4th Floor, Norwalk, Connecticut 06850, no later than December 2, 2022. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.
To nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, the Bylaws of the Company generally provides that notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s annual meeting. The Company anticipates that in order for a stockholder to nominate a candidate for election as a director at the Company’s 2023 annual meeting or to propose business for consideration at such meeting, notice must be given between January 19, 2023 and February 18, 2023. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.
Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver a single copy of our Notice of Internet Availability of Proxy Materials or Annual Report to Stockholders and Proxy Statement to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify us of their requests by calling (203) 222-7170 or writing Terex Corporation at 45 Glover Avenue, 4th Floor, Norwalk, Connecticut 06850.
STOCKHOLDERS ARE URGED TO VOTE THEIR PROXIES WITHOUT DELAY.
A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By order of the Board of Directors,
Scott Posner
Secretary
April 1, 2022
Norwalk, Connecticut

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APPENDIX A

TEREX CORPORATION DEFERRED COMPENSATION PLAN
THIS TEREX CORPORATION DEFERRED COMPENSATION PLAN, dated as of March 3, 2022, established by TEREX CORPORATION (the “Plan”), a Delaware corporation authorized to do business in the State of Connecticut, 45 Glover Avenue, Norwalk, CT 06850 (hereinafter referred to as the “Corporation”).
WITNESSETH THAT:
WHEREAS, the Corporation established the Terex Deferred Compensation Plan effective January 1, 1997 as amended as of February 1, 1997 (the “Original Plan”), and the Original Plan provided that the Corporation may amend the Original Plan at any time;
WHEREAS, the Corporation amended and restated the Original Plan as of December 1, 1997, January 1, 2002, January 1, 2004 and March 11, 2004 (the Original Plan as amended and restated shall be referred to as the “Former Plan”);
WHEREAS, the Corporation amended the Former Plan on October 14, 2008, effective December 31, 2004, to freeze participation and future contributions under the Plan;
WHEREAS, the Corporation established this Plan, effective January 1, 2005; to comply with Section 409A of the Internal Revenue Code of 1986, as amended and amended this Plan on February 28, 2013;
WHEREAS, the Corporation recognizes the valuable services heretofore performed for it by the Participants (as defined below);
WHEREAS, the Corporation has established this Plan to provide retirement and death benefits, and benefits in the event of any other termination of employment or service as an outside director, as provided herein to a select group of management or highly compensated employees and the outside directors;
WHEREAS, each Participant desires to receive such benefits and to defer a portion of his or her compensation;
WHEREAS, the Corporation desires to extend the date that Terex Matching Contributions (as defined below) may be granted until March 2, 2032 (the “Amended Terms”);
WHEREAS, the Corporation has established a trust dated as of January 1, 1997 (the “Trust”) to assist in providing the benefits under the Former Plan and the Trust has been amended effective as of January 1, 2005 to assist in providing benefits under this Plan; and
WHEREAS, the Corporation desires to provide the terms and conditions upon which the Corporation shall pay such additional compensation through the Trust to the Participants.
NOW, THEREFORE, in consideration of these premises, the Corporation adopts the Plan as follows:
1.Establishment and Purposes.
a.Establishment. The Corporation established the Plan as of January 1, 2005. The Amended Terms shall become effective upon stockholder approval.
b.Name. The Plan shall be known as the “Terex Corporation Deferred Compensation Plan.”
c.Purpose. The purpose of the Plan is to defer the payment of a portion of the compensation of the Participants, including the portion deferred by each Participant in accordance with an annual Deferral Election, so that such amount may be paid to the Participants (or their beneficiaries) upon retirement or death or other termination of employment as specified herein.
2.Definitions.
Except as otherwise provided herein, the following terms shall have the definitions hereinafter indicated wherever used in this Plan with initial capital letters:

2022 PROXY STATEMENT	A-1

APPENDIX A
a.Beneficiary: Any person, entity, or any combination thereof designated by the Participant, on a Beneficiary Designation Form acceptable to the Corporation, to receive benefits under this Plan in the event of the Participant’s death, or in the absence of any such designation, his or her estate.
b.Beneficiary Designation Form: The designation by the Participant of his or her Beneficiary or Beneficiaries, as amended from time to time, and in a form acceptable to the Corporation.
c.Code: The Internal Revenue Code of 1986, as amended.
d.Compensation: All wages, salaries, bonuses and director fees to be paid to a Participant for services rendered to the Corporation, other than stock options issued to a Participant pursuant to a qualified stock option plan (not including any amounts deferred by the Corporation under the provisions of this Plan).
e.Deferral Election: The form or other method of deferral acceptable to the Corporation that provides for the Participant to elect to defer a portion of his or her Compensation or other amounts or items. A Participant must complete and submit to the Corporation a new Deferral Election for each such Plan Year with respect to which a Participant elects to defer a portion of his or her Compensation and indicate the form and time at which amounts deferred during such Plan Year are to be distributed; provided that a separate Deferral Election is required to defer any bonus payable in such Plan Year. Deferral Elections with respect to Compensation that meets the requirements of “performance-based compensation” under Section 409A may be made no later than the date that is six months before the end of the performance period. Except as provided in the preceding 2 sentences and Section 3a, Deferral Elections must be made within the time prescribed by the Corporation but in no event later than December 31 of the Plan Year preceding the Plan Year to which the Deferral Election relates. The Subsequent Election Limitations apply independently to each Deferral Election.
f.Deferred Compensation Account: Shall have the meaning set forth in Section 4 of this Plan.
g.Earnings: The amount credited to each Participant’s Deferred Compensation Account as earnings, as provided in Section 4 hereof.
h.Effective Date of the Plan: January 1, 2005.
i.Employee Participant: An employee of the Corporation who is selected by the Corporation to participate in this Plan, and who elects to participate in this Plan by executing and delivering to the Corporation a Deferral Election which is satisfactory to the Corporation.
j.Investment Designation: The provisions of the Deferral Election providing for the investment designation by the Participant as described in Section 4 of this Plan, as amended from time to time, and as acceptable to the Corporation.
k.Key Employee: An Employee treated as a “specified employee” under Section 409A(a)(2)(B)(i) of the Code, i.e., a key employee of the Corporation (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof). The Corporation shall determine which Employees shall be deemed Key Employees using December 31 as an identification date.
l.Key Employee Limitation: The following limitation is intended to comply with Section 409A. Notwithstanding any Deferral Election, Retirement Plus Election, or provision of this Plan to the contrary, distribution of the Deferred Compensation Account or Retirement Plus Account payable by reason of a Participant’s Termination of Employment or Retirement to a Participant who is a Key Employee, shall not be made before six months after such separation from service or the Participant’s death, if earlier. At the end of such six-month period, amounts that would have been payable but for the Key Employee Limitation shall be paid in a lump sum, without interest, on the first day of the seventh month following the Participant’s Termination of Employment or Retirement, as applicable, and remaining payments shall commence as indicated on the relevant Deferral Elections, Retirement Plus Elections, or the Plan, as applicable.
m.Normal Retirement Age: Fifty-five (55) years of age.
n.Outside Director Participants: the outside directors of the Corporation who are participating in this Plan.
o.Participants: the Employee Participants and the Outside Director Participants.
p.Plan: This Terex Corporation Deferred Compensation Plan.

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APPENDIX A
q.Plan Year: January 1 through December 31.
r.Retirement: The termination of a Participant’s employment with the Corporation after attaining Normal Retirement Age.
s.Retirement Plus Account: An account shall be established on behalf of each Retirement Plus Participant under Section 4.g.
t.Retirement Plus Election: The form or other method of deferral acceptable to the Corporation that provides for a Retirement Plus Participant to elect the time and form amounts credited to his or her Retirement Plus Account will be distributed. A Retirement Plus Election must be completed by the Retirement Plus Participant and submitted to the Corporation within 30 days after being selected to participate in the Plan.
u.Retirement Plus Participant: An employee of the Corporation who is a senior officer or other key employee who has been selected by the Compensation and Human Capital Committee of the Board of Directors of the Corporation (the “Committee”) to receive a benefit described in Section 4.g on or after November 1, 2008. Depending on the context, references herein to Participant shall sometimes include Retirement Plus Participant.
v.Section 409A: Section 409A of the Code and the regulations issued thereunder, as the same may be amended from time to time and any successor statute to such section of the Code.
w.Subsequent Election Limitations: Refers to the following limitations applicable to any Participant’s subsequent election to delay payment of the Deferred Compensation Account or the Retirement Plus Account, as applicable, or to change the form of such payment: (i) such election may not take effect until at least 12 months after the date on which the election is made; (ii) with respect to an election related to payment of the Deferred Compensation Account or the Retirement Plus Account, as applicable, for reasons other than death or Unforeseeable Emergency, no payments specified in a subsequent election may be made during the five-year period commencing on the date distribution of benefits would have commenced but for such subsequent election; and (iii) with respect to a subsequent election related to payment of the Deferred Compensation Account or the Retirement Plus Account, as applicable, pursuant to a fixed schedule or payable at a specified time, such election may not be made less than 12 months prior to the date of the first scheduled payment. For purposes hereof, installment payments shall be treated as a single payment.
x.Termination of Employment: Means the severing of employment with or services as an outside director to the Corporation and affiliates, voluntarily or involuntarily, for any reason other than Retirement, death or an authorized leave of absence.
y.Unforeseeable Emergency: A severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant's dependent (within the meaning of Section 152(a) of the Code), or the Participant's Beneficiary, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, or such other circumstances or events, if any, that are included within the meaning of “unforeseeable emergency” under Section 409A.
z.Vesting Date: The earliest to occur of the date on which the Retirement Plus Participant (i) completes ten Years of Participation, (ii) terminates employment with the Corporation and its affiliates after attaining age 65, or (iii) terminates employment with the Corporation and its affiliates either by the Corporation without “Cause” (as defined in Section 5.b.(7) below) or by such Participant for “Good Reason” (as defined in the Terex Corporation Supplemental Executive Retirement Plan (the “SERP”)).
aa.Year of Participation: A Plan Year during which an Employee is employed on a full-time basis with the Corporation or an outside director serves on the Corporation’s Board of Directors. An Employee who is employed on a full-time basis for any portion of a Plan Year and an outside director who sits on the Corporation’s Board of Directors for any portion of a Plan Year shall be credited with a Year of Participation for that Plan Year.

3.Participant’s Deferrals.

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APPENDIX A
a.Enrollment. As a condition to participating in this Plan, a Participant shall execute and file with the Corporation an irrevocable Deferral Election before the end of the Plan Year immediately preceding the Plan Year for which the election is made. However, if an employee or director becomes a participant after the beginning of a Plan Year and does not already participate in a nonqualified deferred compensation plan that is required to be aggregated with this Plan under Section 409A, the Participant may execute and file with the Corporation a Deferral Election for such Plan Year within 30 days after being selected to participate in the Plan. The Corporation shall establish from time to time such other enrollment requirements as it determines are necessary, convenient or appropriate to carry out any of the purposes or intent of the Plan or to better assure the Plan’s compliance with Section 409A. Participation shall commence as soon as practicable following timely receipt of all required enrollment materials.
b.Deferral Elections. The Deferral Election shall designate the portion of the Participant’s Compensation that shall be deferred hereunder; provided, however, that (i) the Participant may not defer more than a certain percentage of his or her regular salary as designated by the Corporation from time to time (the initial maximum percentage shall be twenty percent (20%)), and (ii) no amount shall be deferred from any amount that was payable to the Participant before the end of the Plan Year in which the Participant executed the Deferral Election. A Participant may separately elect to defer up to one hundred percent (100%) of his or her bonus or director fees. All deferrals of salary, director fees or bonuses shall be in increments of one percent (1%) or, if acceptable to the Corporation, a specific dollar amount (or a Participant may elect to receive a specified dollar amount of his or her bonus and defer the remainder).
4.Deferred Compensation Account, Earnings, Corporation Matching and Retirement Plus Contributions.
a.Deferred Compensation Account. Any Compensation or other amounts or items deferred by a Participant shall be credited to a deferred compensation bookkeeping account maintained by the Plan recordkeeper for the Participant. The Plan recordkeeper shall update the Participant’s Deferred Compensation Account (including Earnings) on a daily basis.
b.Earnings. Earnings with respect to each deferral shall be credited to the Participant’s Deferred Compensation Account as measured by the applicable Investment Designation. The two available options for the Investment Designation shall be (i) an equity offering, currently Terex stock (the “Equity Option”), and (ii) a bond offering, currently Baird Core Plus Bond Fund; Institutional (the “Bond Index”). If at any time the Equity Option is no longer available, the then existing Equity Option will be replaced with an S&P 500 index fund. If at any time the then existing Bond Index is not available the Bond Index will be replaced with a bond fund that is substantially similar to the prior Bond Index. The Corporation may change the options available from time to time. All designations of a particular Investment Designation must constitute at least ten percent (10%) of the deferral. The Earnings credited to the Deferred Compensation Account shall be an amount equal to the amount which would have been earned if the Participant’s Deferred Compensation Account had been applied or invested in accordance with the Investment Designation. Earnings shall also include any dividends paid on Terex stock credited to the Participant’s Deferred Compensation Account. In the event of any losses based on an Investment Designation, the Participant’s Deferred Compensation Account shall be reduced accordingly, and the Corporation shall have no obligation or responsibility with respect to any such losses.
c.Corporation’s Matching Contributions.
(1)    In addition, the Corporation shall match twenty-five percent (25%) of the Participant’s deferrals for which the Employee Participant’s Investment Designation is Terex stock (herein the “Terex Matching Contributions”). This is the only matching contribution the Corporation shall make.
(2)    Terex Matching Contributions will cease to be made after March 2, 2032.
d.Change of Control. In the event of a “Change of Control” as such term is defined in Section 13(d) of the Trust, the Corporation shall make contributions to the Trust in connection with such Change of Control so that the Trust will have sufficient funds to pay all benefits earned or accrued as of such date and all benefits reasonably expected to be earned or accrued thereafter as calculated by the Corporation based on reasonable assumptions.
e.No Rights in Specific Assets. The Corporation, in its sole and absolute discretion, may (or may not) acquire any item indicated in the Participant’s Investment Designation, and any investment product or other item so acquired for the convenience of the Corporation shall be the sole and exclusive property of the Corporation (or a trust established by the Corporation) with the Corporation (or a trust established by the Corporation) named as owner and beneficiary thereof. To the extent that a Participant or his or her

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Beneficiary acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
f.Change in Investment Designations. A Participant may not change his or her Investment Designation with respect to any portion of the Participant’s Deferred Compensation Account. A Participant may however make an Investment Designation change with respect to future deferrals that have not yet been posted to the account.
g.Retirement Plus Contributions. For each Plan Year in which the Retirement Plus Participant was employed by the Company for at least six months, the Retirement Plus Account of each Retirement Plus Participant shall be credited, for bookkeeping purposes, with an amount equal to ten percent of the base salary and annual bonus paid pursuant to the Company’s annual incentive compensation plan then in existence to each such Participant for such Plan Year (“Retirement Plus Contributions”). Retirement Plus Contributions for annual bonuses shall be credited to the Retirement Plus Accounts within 180 days following the date on which the annual bonus is paid and Retirement Plus Contributions for salary shall be credited to the Retirement Plus Accounts within 180 days following the end of the year in which the salary is earned; provided that in the event of the Participant’s Retirement, death, Disability (as defined in Section 5.b.(4)), or Termination of Employment prior to the date such amounts are credited to his or her Retirement Plus Account, the Company will credit the appropriate amounts to such Account prior to distribution. Amounts credited to Retirement Plus Accounts shall be credited with earnings and losses as measured by the Bond Index selected by the Corporation from time to time.
5.Benefit Payments.
a.Deferred Compensation Account. At such time as a pre-retirement or accelerated distribution is due, or upon a Participant’s Retirement, death, or other Termination of Employment or service as an outside director, the Corporation shall pay benefits as follows:
(1)    Retirement or Termination of Employment After Five Years of Participation. Subject to the Key Employee Limitation, if the Participant retires, dies or has a Termination of Employment or terminates service as an outside director after he or she attains Normal Retirement Age or after he or she has attained five Years of Participation, such Participant shall receive payments:
(i)    as designated in his or her Deferral Elections, as applicable and as may be amended subject to the Subsequent Election Limitations; or
(ii)    if such Participant has failed to make any such designation for any amount, with respect to such amount, such Participant shall receive the amount of his or her Deferred Compensation Account balance, payable in a lump sum in the Plan Year following such retirement, death, Termination of Employment or termination of service as an outside director.
(2)    Termination of Employment Before Attaining Normal Retirement Age and Five Years of Participation. Subject to the Key Employee Limitation, if the Participant dies or has a Termination of Employment or terminates service as an outside director before he or she attains Normal Retirement Age, and before he or she has attained five Years of Participation, the Corporation shall pay, in a lump sum to the Participant, the entire amount of his or her Deferred Compensation Account in the Plan Year after the Participant’s employment terminates. The Corporation shall have no further liability hereunder to the Participant or his or her Beneficiary, assigns or other successors after making any lump sum payment under this Section 5a(2).
(3)    Pre-Retirement. A Participant may elect in a Deferral Election to receive payment of all or a portion of a deferral on a specified date before the Participant retires. Except as provided in Sections 5c and 5d, all deferrals must remain in the Participant’s Deferred Compensation Account for at least portions of three Plan Years. The Participant may make the election to receive a pre-retirement payment when the Participant completes the Deferral Election for the given Plan Year. The pre-retirement payment may be paid in (i) a lump sum, based on the most recent valuation of the Participant’s Deferred Compensation Account, or (ii) in a four (4) year stream, which will be paid in the same manner as an installment payment payable under Section 5a(5).
(4)    Death. In the event of the Participant’s death before he or she has received all amounts under his or her Deferred Compensation Account, upon the Participant’s death, the remaining balance in the Participant’s Deferred Compensation Account shall be paid to the Participant’s Beneficiary within sixty days following the Participant’s death in a lump sum. Upon making such lump sum payment, the

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APPENDIX A
Corporation shall have no further obligations hereunder to the Participant or his or her Beneficiary, assigns or other successors.
(5)    Form of Payment. In each Deferral Election, a Participant may designate the following forms of payment of the Deferred Compensation Account: (i) a lump sum, based on the value of the Participant’s Deferred Compensation Account on the first business day of the year following the Termination of Employment, Retirement or termination of services as a director occurs, payable in the Plan Year following his or her Termination of Employment, Retirement or termination of services as a director, as applicable, or (ii) in five (5), ten (10) or fifteen (15) substantially equal annual payments which payments shall commence in the Plan Year following his or her Termination of Employment, Retirement or termination of services as a director, as applicable. Any installment payment hereunder shall equal the quotient determined by dividing the Participant’s remaining Deferred Compensation Account balance at the time of payment by the number of remaining installments (including the current installment).
(6)    Transition Elections. Notwithstanding anything contained herein to the contrary:
(i)    A Participant may, during the Plan Year ending on December 31, 2006, change existing distribution elections under the Plan, provided that any such election shall not accelerate the distribution of any amounts into 2006 or defer the distribution of amounts otherwise payable in 2006 to a subsequent year.
(ii)    A Participant may, during the Plan Year ending on December 31, 2007, change existing distribution elections under the Plan, provided that any such election shall not accelerate the distribution of any amounts into 2007 or defer the distribution of amounts otherwise payable in 2007 to a subsequent year.
(iii)    A Participant may, during the Plan Year ending on December 31, 2008, change existing distribution elections under the Plan, provided that any such election shall not accelerate the distribution of any amounts into 2008 or defer the distribution of amounts otherwise payable in 2008 to a subsequent year.
b.Retirement Plus Account. Upon a Retirement Plus Participant’s Retirement, death, Disability or other Termination of Employment, the Corporation shall pay benefits as follows:
(1)    Retirement or Termination of Employment After the Vesting Date. Subject to the Key Employee Limitation, if a Retirement Plus Participant terminates employment by reason of Retirement (other than death or Disability) or Termination of Employment on or after his or her Vesting Date, such Participant shall receive the balance in his or her Retirement Plus Account in accordance with such Participant’s Retirement Plus Election; provided, however, that if no such Election is in effect, such balance shall be paid in a lump sum at the time provided in Section 5.b.(5)(i); provided, further, however, that if such Retirement or Termination of Employment occurs within two years following a “Change of Control” (as defined in the SERP), any such Election shall be disregarded and such balance shall be paid in a lump sum within 30 days following such Retirement or Termination of Employment.
(2)    Termination of Employment Before the Vesting Date. If a Retirement Plus Participant dies or terminates employment by reason of Retirement or Termination of Employment before his or her Vesting Date, the Corporation shall have no obligation to pay his or her Retirement Plus Account and the Corporation shall have no liability hereunder to such Participant or his or her Beneficiary, assigns or other successors. Notwithstanding the foregoing, the Committee may waive any vesting requirement for any such Participant; provided that such waiver may not affect the time the Retirement Plus Account is paid.
(3)    Death. If a Retirement Plus Participant dies after his or her Vesting Date, but before he or she has received all amounts (including if such Participant has not experienced a Termination of Employment or Retirement) under his or her Retirement Plus Account, the remaining balance in such Participant’s Retirement Plus Account shall be paid to his or her Beneficiary in a lump sum within 60 days after such Participant’s death. Upon making such lump sum payment, the Corporation shall have no further obligations hereunder to the Participant or his or her Beneficiary, assigns or other successors.
(4)    Disability. If a Retirement Plus Participant becomes Disabled prior to his or her Retirement or Termination of Employment, notwithstanding any other provision of the Plan to the contrary, such Participant shall receive the balance in his or her Retirement Plus Account in a lump sum within 60 days after he or she becomes Disabled. A Retirement Plus Participant will be considered to be “Disabled” or have a Disability” if he or she is unable to engage in any substantial gainful activity by reason of a

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medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months.
(5)    Form of Payment. A Retirement Plus Participant may designate in a Retirement Plus Election the following forms of payment with respect to his or her Retirement Plus Account: (i) a lump sum, based on the value of such Retirement Plus Account on the first business day of the year following the Participant’s Termination of Employment or Retirement (other than death or Disability) occurs, payable in the Plan Year following such Termination of Employment or Retirement, as applicable; or (ii) five (5), ten (10) or fifteen (15) substantially equal annual payments, which payments shall commence in the Plan Year following such Termination of Employment or Retirement, as applicable. Any installment payment hereunder shall equal the quotient determined by dividing the Retirement Plus Participant’s remaining Retirement Plus Account balance at the time of payment by the number of remaining installments (including the current installment).
(6)    SERP Transition Election. Notwithstanding anything contained herein to the contrary, any person who is a participant in the SERP on December 31, 2008 may elect, no later than December 31, 2008, to be a Retirement Plus Participant, effective as of January 1, 2009 and to have the Actuarial Equivalent (as defined in the SERP) transferred to a Retirement Plus Account by completing a special Retirement Plus Election form that provides for (i) such transfer of the Actuarial Equivalent and (ii) the election of the form of payment of the Retirement Plus Account as provided in Section 5.b.(5). The Retirement Plus Participant’s rights to receive a distribution from his or her Retirement Plus Account in connection with such transfer will be subject to the rules relating to time of distribution and vesting of the account, as provided in Sections 5.b.(1) and (2). The Retirement Plus Participant shall simultaneously therewith execute a Retirement Plus Election, in accordance with Section 2.r., relating to Retirement Plus Contributions with respect to the Plan Year commencing on January 1, 2009.”
(7)    Cause. For purposes of this Plan, "Cause" shall have the definition set forth in the Participant's employment agreement with the Corporation, or, absent an employment agreement defining Cause, Cause shall mean the Participant’s (i) continuing and material failure to fulfill his or her employment obligations or willful misconduct or gross neglect in the performance of his or her duties as an officer or employee of the Corporation, (ii) commission of fraud, misappropriation or embezzlement in the performance of his or her duties as an officer or employee of the Corporation or (iii) conviction of a felony, which, as determined in good faith by the Board, constitutes a crime that may result in material harm to the Corporation. Notwithstanding the foregoing provisions of this Section 5.b. to the contrary, if a Retirement Plus Participant’s employment with the Corporation and all of its affiliates is terminated by the Corporation or any affiliate for one of the reasons specified in clauses (ii) or (iii) of the definition of Cause above or any similar provision in the Participant’s employment agreement (whether before or after his or her Vesting Date), all amounts in such Participant’s Retirement Plus Account shall be immediately forfeited.
c.Form of Distribution. Any portion of a Participant’s Deferred Compensation Account that has an Investment Designation of Terex stock will be distributed in Terex shares, except for fractional shares, which will be distributed in cash. Any portion of a Participant’s Deferred Compensation Account that has an Investment Designation of the Bond Index and each Retirement Plus Participant’s Retirement Plus Account (to the extent vested) shall be paid in cash.
d.Hardship Withdrawals. A Participant may request a distribution hereunder of all or a portion of the Participant’s Deferred Compensation Account in response to an Unforeseeable Emergency. Any early withdrawal on account of an Unforeseeable Emergency shall be paid in the form described in Section 5b and limited to the amount reasonably necessary to meet such emergency, and the amount otherwise payable hereunder shall be reduced accordingly. A request for a withdrawal due to an Unforeseeable Emergency must be reviewed and approved by the administrative committee represented by Corporate Human Resources, Legal and Finance departments of the Corporation, before a distribution shall be made hereunder. Any determination that an Unforeseeable Emergency exists and the appropriate amount of a withdrawal shall be made in accordance with Section 409A. A distribution due to an Unforeseeable Emergency shall be made within sixty days following the approval of the distribution by the administrative committee.
e.Acceleration of Distributions. In the absence of an Unforeseeable Emergency, the Corporation may, in its discretion, accelerate the payment of all or a portion of a Participant’s Deferred Compensation Account and the Retirement Plus Participant’s Retirement Plus Account to the extent permitted under any applicable exception to the prohibition on an acceleration of payments under Treasury Regulation Section 1.409A-3(j)(4)(ii) through (xiv) (for example, in accordance with a domestic relations order, for payments

2022 PROXY STATEMENT	A-7

APPENDIX A
less than $15,500 (indexed), for the payment of certain employment, state, local or foreign taxes or taxes imposed under Section 409A of the Code, cancellation of deferrals due to an unforeseeable hardship or disability, plan termination and liquidation, to satisfy certain debts of a Participant to the Corporation, or in settlement of certain bona fide disputes).
f.Payment Only from Corporation Assets. Any payment of benefits to a Participant or his or her Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Corporation; no person shall have or acquire any interest in such assets by virtue of the provisions of this Plan. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
g.Beneficiaries. A Participant may designate his or her Beneficiary or Beneficiaries to receive the amounts as provided herein after his or her death in accordance with the Beneficiary Designation. In the absence of such a designation, the Corporation shall pay any such amount to the Participant’s estate.
h.No Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions shall create, or be construed to create, a trust of any kind.
6.Determination of Benefits, Claims Procedure and Administration.
a.Determinations and Claims Procedures. The Corporation shall make all determinations as to rights to benefits under this Plan.
(1)    Claims for Benefits. If any person or the authorized representative of the person believes that the person is being denied benefits to which he or she is entitled hereunder, the person or his or her representative (the “Claimant”) may file a written claim for such benefits with the Corporation. If such claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. Such claims should be sent to the following address:
Terex Corporation
Human Resources Department
45 Glover Avenue
Norwalk, Connecticut 06850
The written claim must state (i) the reason for making the claim, (ii) the facts supporting the claim, (iii) the     amount claimed, and (iv) the Claimant’s name and address.
(2)    Notice of Determination. If a claim is wholly or partially denied, the Corporation will issue a determination in writing within a reasonable period of time, but no later than 90 days after receipt of the claim. If special circumstances justify extending the period up to an additional 90 days, the Claimant will be given written notice of this extension within the initial 90-day period and the notice will explain the special circumstances and the date a decision is expected. A notice of adverse determination will be written in a manner calculated to be understood by the Claimant and will contain (i) the specific reason or reasons for the adverse determination, (ii) reference to the specific Plan provisions on which the determination is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, along with an explanation of why this material or information is necessary, (iv) a description of the Plan’s review procedures and time limits applicable to these procedures, (v) and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review. The following appeal procedures give the rules for appealing a denied claim.
(3)    Appeal of Adverse Determination. A Claimant may appeal an adverse determination to the committee designated by the board of directors of the Corporation to determine such appeals (the “Appeals Committee”), and receive a full and fair review of the claim and adverse determination. The Claimant’s appeal must be written and filed within 60 days of the Claimant’s receipt of the notification of adverse determination. The written request for appeal should contain (i) a statement of the ground on which the appeal is based, (ii) reference to the applicable provisions of the Plan, (iii) the reason or argument why the Claimant believes the claim should be granted and evidence supporting each

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reason or argument; and (iv) any other relevant documents or comments that the Claimant wishes to include. The Appeals Committee will provide the Claimant the opportunity to submit written comments, documents, records and other information relating to the claim, and the Appeals Committee will take such information into account during the appeal without regard to whether such information was submitted or considered in the initial determination. The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim.
(4)    Decision. The Appeals Committee will deliver to the Claimant an electronic or written decision on the appeal within a reasonable period, but no later than 60 days after the receipt of the Claimant’s request for the review, unless special circumstances exist that justify extending this period up to an additional 60 days. If the period is extended, the Claimant will be given written notice of this extension during the initial 60-day period, and the notice will set forth the special circumstances requiring an extension and the date a decision is expected. A notice of adverse determination on appeal will be written in a manner calculated to be understood by the Claimant and will contain (i) the specific reason or reasons for the adverse determination, (ii) references to the specific Plan provisions on which the determination is based, (iii) a statement that the Claimant may receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits, and (iv) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
(5)    Standard of Review. A claimant must pursue the claim and appeal rights described above before seeking any other legal recourse regarding claims for benefits. Any further review, judicial or otherwise, of the Corporation’s decision on the claim will be limited to whether, in the particular instance, the Corporation abused its discretion. In no event will any further review, judicial or otherwise, be on a de novo basis, because the Corporation has discretionary authority to determine eligibility for benefits under the Plan and to construe and interpret the terms of the Plan.
b.Interpretation. Subject to the foregoing, (i) the Corporation shall have full power and authority to interpret, construe and administer this Plan; and (ii) the interpretation and construction of this Plan by the Corporation, and any action taken hereunder, shall be binding and conclusive upon all parties in interest.
c.Reports. The Corporation shall have the Plan recordkeeper provide the Participant with a statement reflecting the amount of the Participant’s Deferred Compensation Account and the Retirement Plus Participant’s Retirement Plus Account on a quarterly basis.
d.No Liability. No employee, agent, officer, trustee or director of the Corporation shall incur any liability for the breach of any responsibility, obligation or duty in connection with any act done or omitted to be done in good faith in the interpretation, construction, administration or management of the Plan and shall be indemnified and held harmless by the Corporation from and against any such liability, including all expenses reasonably incurred in their defense if the Corporation fails to provide such defense.
7.Non‑Assignability of Benefits. Neither any Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor of a Participant or any Beneficiary hereunder, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of any Participant or any Beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate the Participant’s participation in this Plan; the Corporation shall thereupon have no further liability hereunder with respect to such Participant and his or her Beneficiary. Notwithstanding the foregoing, all or a portion of a Participant’s Deferred Compensation Account and a Retirement Plus Participant’s Retirement Plus Account (to the extent vested) may be paid to another person as specified in a domestic relations order that the Corporation determines is a “domestic relations order” as defined in Code section 414(p)(1)(B) without resulting in a termination of the Participant’s participation in the Plan. Upon distributing amounts in accordance with the requirements of a domestic relations order, the Corporation shall have no further liability hereunder with respect to such amounts to either the Participant, his or her Beneficiary, or the subject of such domestic relations order.
8.Amendment. This Plan may not be amended, altered, modified or terminated, except by a written instrument signed by the Corporation, subject to any requirement for stockholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Terex common stock is listed and quoted; provided that no such termination shall (i) adversely affect a Participant’s or Retirement Plus Participant’s entitlement to benefits attributable to amounts credited to his or her Deferred Compensation Account or Retirement Plus

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APPENDIX A
Account, as applicable, prior to termination of this Plan or (ii) effect the timing or form of the distribution of a benefit hereunder in a manner that would violate Section 409A. A Participant’s entire Account shall be distributed to the Participant (or Beneficiary) following termination of the Plan in such form and on the earliest date permitted under Section 409A.
9.Impact on Other Benefits. Except as otherwise required by the Code or any other applicable law, this Plan and the benefits provided herein are in addition to all other benefits which may be provided by the Corporation to the Participants from time to time, and shall not reduce, replace or otherwise cause any reduction, in any manner, with regard to any of such other benefits.
10.Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by the Corporation or any Participant or Beneficiary shall be in writing, and shall be signed by the person or entity giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the principal office of the Corporation, or if to a Participant or Beneficiary to such individual or entity’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.
11.Tax Withholding. The Corporation shall have the right to deduct from all payments made under this Plan any federal, state or local taxes required by law to be withheld with respect to such payments.
12.Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Connecticut.

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TEREX CORPORATION

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time either (i) Monday, May 16, 2022 for shares in the 401(k) plan or (ii) Wednesday, May 18, 2022 for all other shares. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/terex2022**

The Company will be hosting the meeting live via the Internet this year. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time either (i) Monday, May 16, 2022 for shares in the 401(k) plan or (ii) Wednesday, May 18, 2022 for all other shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71423-P64851

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TEREX CORPORATION

1. ELECTION OF DIRECTORS

NOMINEES:	**For**	**Against**	**Abstain**
1a) Paula H.J. Cholmondeley	☐	☐	☐
1b) Don DeFosset	☐	☐	☐
1c) John L. Garrison Jr.	☐	☐	☐
1d) Thomas J. Hansen	☐	☐	☐
1e) Sandie O'Connor	☐	☐	☐
1f) Christopher Rossi	☐	☐	☐
1g) Andra Rush	☐	☐	☐
1h) David A. Sachs	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4.

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF

TEREX CORPORATION

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting of Stockholders live via the Internet, you can ensure that these shares are represented at the meeting by completing, signing and returning your proxy card on the reverse side.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please detach and mail in the envelope provided.

D71424-P64851

TEREX CORPORATION

2022 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Garrison Jr. and Scott J. Posner, and either one of them, proxies with the power of substitution to act, by unanimous vote, or if only one votes or acts then by that one, to vote for the undersigned at the Annual Stockholders' Meeting of Terex Corporation, to be held at 10:00 A.M., Eastern Time on Thursday, May 19, 2022, live via the Internet at www.virtualshareholdermeeting.com/terex2022, and any adjournment or postponement thereof, as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE BOARD OF DIRECTORS' NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

(Continued and to be signed on reverse side)